Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                  Exhibit 10.7

                            COLLABORATION AGREEMENT


          This Collaboration Agreement (the "Agreement") is made and entered into as of January 1, 2000 (the "Effective Date") by and among Exelixis Pharmaceuticals, Inc., a Delaware corporation having its principal place of business in South San Francisco, California ("Exelixis"), Bayer Corporation, an Indiana corporation having its principal place of business in Pittsburgh, Pennsylvania ("Bayer"), and GenOptera LLC, a Delaware limited liability company having its principal place of business in South San Francisco, California (the "LLC"). Each of Exelixis, Bayer and the LLC may be referred to herein individually as a "Party" or collectively as the "Parties."

                                   Background

          A. Exelixis has technology, materials, and expertise relating to the identification of proteins and nucleic acids involved in intracellular pathways or networks in insects and nematodes and to the development of high-throughput assays that can identify compounds having potential utility in inhibiting or enhancing the activity of such pathway proteins or nucleic acids.

          B. Bayer has an extensive library of small molecules, and has substantial experience in the research (including target research), development (including assay development), and commercialization of pesticides for use in the markets for crop and plant protection and non-human animal health (including companion animal care).

          C. Exelixis and Bayer A.G., an Affiliate of Bayer, have been working together in the field of pesticide research under an existing Collaboration Agreement (the "Original Agreement") entered into as of May 1, 1998 (the "Original Agreement Date") and terminated as of the Effective Date by a separate agreement between Exelixis and Bayer A.G. Exelixis and Bayer have now decided to organize the LLC to continue and expand the research performed under the Original Agreement, and to make the collaboration between Exelixis and Bayer exclusive within the field of insecticides and nematicides, as and to the extent further defined herein.

          Now, Therefore, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1.   Definitions

     As used herein, the following capitalized terms shall have the following meanings (with terms defined in the singular having the same meanings when used in the plural):

     1.1     "A List Reserved Target" has the meaning set forth in Section 6.1.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  1.2     "Affiliate" means a Person who controls, is controlled by or is under common control with (a) the referenced Party or (b) another Person. For purposes of this definition, (1) the word "control" (including, with correlative meaning, the terms "controlled by" or "is under common control with") means the power to direct or cause the direction of the management and policies of the relevant Person, or the ownership of at least fifty percent (50%) of the voting stock or voting power of such Person if it is a legal entity, and (2) Bayer and Bayer AG are Affiliates of each other, the LLC shall not be considered an Affiliate of either Bayer or Exelixis, and neither Bayer nor Exelixis shall be considered an Affiliate of the LLC.

  1.3 "Annual FTE Rate" means the amount to be paid over a 12-month period by the LLC to Exelixis to support one FTE for such period. The Annual FTE Rate will be [ * ] for the first Contract Year. For each subsequent Contract Year, this rate will be [ * ].

  1.4 "Approval Application" means the appropriate application(s), together with all documents, data and information concerning a Product required to be included with such application, that is necessary to obtain Regulatory Approval to manufacture, use, import, distribute, market and/or sell a Product for use in the Field of Use in a particular country.

  1.5     "B List Reserved Target" has the meaning set forth in Section 6.1.

  1.6 "Bayer Assay" means, with respect to a particular Target, an in vitro or in vivo assay (other than an LLC Assay) developed by or on behalf of Bayer as provided in Sections 2.11(b), 3.2, 4.3(b), 5.3 and 6.2(b) that can measure whether a particular molecule or compound inhibits or antagonizes (or, if appropriate, agonizes or enhances) the function of the Target.

  1.7 "Bayer Compounds" are compounds, excluding the Bayer Pesticides and any and all compounds that Bayer and/or an Affiliate of Bayer was marketing or developing on the Original Agreement Date, to which Bayer has access and which it has the right to test and that Bayer A.G. tested under the Original Agreement or that Bayer tests under this Agreement.

  1.8 "Bayer Know-How" means Information Controlled by Bayer or any Affiliate of Bayer that is necessary or useful for conducting the LLC's obligations under the Research Plan, or for the discovery, preparation or use of Targets or LLC Assays, or for the development or use of the Sequence Library or Sequence Database and that is disclosed to the LLC and/or Exelixis under this Agreement and/or the Original Agreement. Bayer Know-How excludes the Bayer Patents.

  1.9 "Bayer Patents" means all Patents Controlled by Bayer or any Affiliate of Bayer, covering inventions made prior to the end of the Research Term, including those made prior to the Effective Date, that claim or cover a Bayer Pesticide or its use, the discovery, manufacture or use of a Target or LLC Assay, the development or use of the Sequence Library or Sequence Database, or the discovery, manufacture or use of a Collaboration Compound or Product; and include Joint Patents in which Bayer has an ownership interest.

  1.10 "Bayer Pesticide" means any compound Controlled by Bayer that has been shown to have potential utility in pest control as an insecticide, arachnicide and/or nematicide, but the target for such activity was not known as of the Original Agreement Date.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  1.11    "Bayer Product" means a product that contains a Collaboration
Compound.

  1.12 "Candidate Target" means (a) a Target identified, mapped, cloned, and validated in the course of the Target Identification Program or (b) a Sequence-Based Target that is identical with a Target described in subsection (a) of this
Section 1.12.

  1.13 "Chemical Development Program" means a chemical research program conducted to find a compound with commercial value when formulated into a product. For clarity, a Chemical Development Program includes, without limitation, the synthesis of derivatives, modifications and analogues whether made through medicinal chemistry, the study of structure-activity relationships, combinatorial chemistry or a structure-based design program.

  1.14    "Chief Executive Officer" means the Chief Executive Officer of the
LLC.

  1.15 "Cognate Target" means any Candidate Target, (i) the function of which a particular Bayer Pesticide agonizes, antagonizes, enhances or counteracts to achieve the insecticide or nematicide (as applicable) effect, which function was not known to Bayer, Exelixis or an Affiliate of either of them as of the Original Agreement Date and was determined as a result of the investigation of the mechanism of action of a Bayer Pesticide through work conducted by the LLC or Exelixis, or (ii) [ * ].

  1.16    "Collaboration Compound" means

          (a) a compound (other than an Excluded Compound), having a molecular weight below [ * ], that:

              (i) agonizes, antagonizes, enhances or inhibits the function of a Target, wherein such activity was discovered by or on behalf of Bayer or its Affiliate or licensee by screening the compound in a Selected Assay for the Target or in a Bayer Assay for the Target, within [ * ] after the first use of such Selected Assay or Bayer Assay by Bayer or its Affiliate or licensee; or

              (ii) agonizes, antagonizes, enhances or inhibits the function of a Target, wherein such activity was discovered by a material use by or on behalf of Bayer or its Affiliate or licensee of the Exelixis Know-How, Exelixis Patents, LLC Know-How or LLC Patents (other than Selected Assays or Bayer Assays), within [ * ] after the Effective Date or if later by [ * ]; or

              (iii) is a compound synthesized in connection with a Chemical Development Program based on or arising from a compound (including, without limitation, derivatives of an Excluded Compound) that meets the criteria in
Section 1.16(a)(i) or 1.16(a)(ii) and that is shown to agonize, antagonize, enhance or inhibit the function of a Target; or

              (iv) is identified by Bayer or its Affiliate or licensee (other than the LLC) as provided in Section 2.4(c) within [ * ] after the first use by Bayer or its Affiliate or licensee of an assay or Target described in Section 2.4(c); or

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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          (b) is a [ * ] useful in the Field of Use and that is discovered by or on behalf of Bayer or its Affiliate or licensee under this Agreement and/or was discovered by or on behalf of Bayer AG or its licensee under the Original Agreement.

The definition of "Collaboration Compound" does not include any compound identified and developed without any use of a Selected Assay, Target or Confidential Information of the LLC or Exelixis. References in this Section
1.16 to a "licensee" of Bayer shall include sublicensees but shall exclude the LLC in those cases where the compound satisfies the definition of an LLC Compound.

  1.17 "Confidential Information" means with respect to a Party, Information that is owned or Controlled by such Party, its Affiliates or sublicensees, including information of Third Parties known to such Party by reason of any collaboration with such Third Party or under any confidentiality agreement with such Third Party, that is disclosed by such Party to the one or both of the other Parties hereto pursuant to this Agreement, and that is identified by the disclosing Party in writing, or is acknowledged by the receiving Party in writing, to be confidential to the disclosing Party or to a Third Party at the time of disclosure to the receiving Party if disclosed in tangible form, or is confirmed by the disclosing Party to the receiving Party as confidential within thirty (30) days after disclosure if initially disclosed orally by the disclosing Party. Confidential Information will not include any information which:

     (a) Already Known Without Breach. Was already known to the receiving Party, without breach of any obligation of confidentiality by any Party, at the time of disclosure by the disclosing Party;

     (b) Generally Available Or In Public Domain Without Breach. Was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party by the disclosing Party, or became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party by the disclosing Party, in each case without breach of any obligation of confidentiality by the receiving Party or subsequently becomes part of the public domain without breach of any obligation of confidentiality by the receiving Party;

     (c) Freely Disclosed By Certain Third Parties. Was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others;

     (d) Freely Disclosed By Disclosing Party To Others. Is disclosed by the disclosing Party to others without an obligation of confidentiality;

     (e) Required To Be Disclosed. Is required to be disclosed pursuant to law, subject, except for disclosure of financial information to the extent required by securities laws to be disclosed, to the protective provisions set forth in
Section 18.6 of the Operating Agreement; or

     (f) Independently Developed. The receiving Party can document was subsequently and independently developed by employees or others on behalf of the receiving

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Party without use of any Confidential Information disclosed to the receiving
Party or such others by the disclosing Party.

  1.18 "Contract Year" means a 12-month period of time commencing on the Effective Date or any anniversary of the Effective Date, and designated by a number one larger than the number of full 12-month periods since the Effective Date at the commencement of such period of time.

  1.19 "Control" means, with respect to any compound, material, Information or intellectual property right (including without limitation those relating to an LLC Assay, Bayer Assay, Exelixis Assay, Bayer Pesticide, Bayer Compound, Collaboration Compound, Exelixis Agrochemical Compound, Product or Target), possession by a Party of the ability to grant access, a license, or a sublicense to such compound, material, Information or intellectual property right as provided for herein, without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access.

  1.20 "Core Improvements" means any and all improvements to Exelixis Core Technology made by FTEs, any entity other than Bayer or any individual other than a Bayer employee under this Agreement after the Effective Date. The JSC will propose and the LLC will decide whether inventions made by FTEs, any entity other than Bayer or any individual other than a Bayer employee are Core Improvements or not. In case of disagreement within the JSC, an external expert appointed by the LLC shall make such proposal.

  1.21 "Dedicated FTE" means any FTE who, at the time in question, performs work solely for the LLC.

  1.22 "Development" means conducting in vitro and/or in vivo investigations and trials on a Collaboration Compound for use in the Field of Use, starting with Bayer's decision to enter the F\\2\\-Phase as to such Collaboration Compound.

  1.23    "Dollars" or "$" means United States dollars.

  1.24 "Excluded Compound" means any compound owned or Controlled by Bayer that, prior to any use or screening of such compound in a Selected Assay or Bayer Assay or in any material use under this Agreement or the Original Agreement of Exelixis Know-How, Exelixis Patents, LLC Know-How or LLC Patents, is known to Bayer, and has been shown by or on behalf of Bayer or its Affiliate to have [ * ] activity, in testing such as microscreening or in actual data from greenhouse or field experiments typically used by Bayer to determine whether a compound has [ * ] activity.

  1.25 "Exelixis Agrochemical Compound" means a compound (including early stage compounds such as hits and leads) having a molecular weight below [ * ] that has activity in the Field of Use and that:

     (a) agonizes, antagonizes, enhances or inhibits the function of a Selected Target identified in the Target Identification Project or present in the Sequence Database,

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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wherein such activity was discovered by or on behalf of Exelixis or its
Affiliate or collaborator by screening the compound in an LLC Assay for the Target (if permitted by the LLC under Section 4.6(a)) within [ * ] after the first use of such LLC Assay by Exelixis or its Affiliate or collaborator; or

     (b) agonizes, antagonizes, enhances or inhibits the function of an Unselected Non-Cognate Target, wherein such activity was discovered by or on behalf of Exelixis or its Affiliate or collaborator by screening the compound in an Exelixis Assay for such Target (if permitted by the LLC under Section 4.3(a)) within [ * ] after the first use of such Exelixis Assay by Exelixis or its Affiliate or collaborator; or

     (c) is a compound synthesized in connection with a Chemical Development Program based on or arising from a compound that meets the criteria in Section 1.25(a) or (b) and that is shown to agonize, antagonize, enhance or inhibit the function of a Selected Target identified in the Target Identification Project or present in the Sequence Database or an Unselected Non-Cognate Target, respectively.

The definition of "Exelixis Agrochemical Compound" does not include any compound identified and developed without any use of an LLC Assay, Exelixis Assay, Selected Target or Unselected Non-Cognate Target.

  1.26 "Exelixis Agrochemical Product" means a product that is commercialized by Exelixis or by a licensee of Exelixis (other than Bayer) in the Field of Use and that contains an Exelixis Agrochemical Compound.

  1.27 "Exelixis Assay" means, with respect to a particular Target, an in vitro or in vivo assay developed by or on behalf of Exelixis that can measure whether a particular molecule or compound inhibits or antagonizes (or, if appropriate, agonizes or enhances) the function of the Target.

  1.28 "Exelixis Core Technology" means the [ * ] used by Exelixis (whether owned by Exelixis or used by it under license from Third Parties) generally in its business. The JSC will consider in good faith and propose modifications of this definition after the Effective Date and the LLC will decide whether to make such modifications. In case of disagreement within the JSC, an external expert appointed by the LLC shall make such proposal.

  1.29 "Exelixis Human Health Compound" means a compound having a molecular weight below [ * ] that has activity outside the Field of Use and that agonizes, antagonizes, enhances or inhibits the function of a Candidate Target or a Sequence-Based Target, wherein such activity was discovered by or on behalf of Exelixis or its Affiliate or collaborator by screening the compound in an LLC Assay or an Exelixis Assay for the Candidate Target or the Sequence-Based Target, within [ * ] after first use of such assay by Exelixis or its Affiliate or collaborator.

  1.30 "Exelixis Human Health Product" means any product commercialized by Exelixis or a licensee of Exelixis (other than Bayer) outside the Field of Use that contains an Exelixis Human Health Compound.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  1.31    "Exelixis Know-How" means Information Controlled by Exelixis or any
Affiliate of Exelixis that (a) is necessary or useful for performing an LLC Assay or Bayer Assay or otherwise for discovering a Collaboration Compound and is disclosed to the LLC and/or Bayer under this Agreement and/or the Original Agreement, or (b) is derived from the FlyTag database. Exelixis Know-How excludes the Exelixis Patents.

  1.32 "Exelixis Patents" means all Patents Controlled by Exelixis or any Affiliate of Exelixis, covering inventions made prior to the end of the Research Term, including those made prior to the Effective Date, that (a) claim or cover the manufacture or use of an LLC Assay or Target, or the discovery of a Collaboration Compound, or (b) are derived from the FlyTag database; and include Joint Patents in which Exelixis has an ownership interest.

  1.33    "Field of Use" means any use [ * ].

  1.34 "Force Majeure Event" means, as to a Party, an event or condition having a material adverse effect upon such Party due to circumstances beyond such Party's reasonable control and that by the exercise of commercially reasonable due diligence it is unable to prevent. Circumstances beyond the reasonable control of a Party include, but are not limited to, fire, strikes, insurrections, riots, embargoes, shortages, war-time rationing or preferences, delays in transportation, inability to obtain supplies of raw materials or requirements or regulations of any government or any other civil or military authority in the relevant jurisdiction.

  1.35 "F\\2\\-Phase" means the stage of research and development of a Collaboration Compound for use in the Field of Use where Bayer selects the Collaboration Compound for formal development work to generate the data needed for registration, such as toxicological, environmental and ecobiological data, metabolism studies, and residue studies.

  1.36 "Full Time Employee" or "FTE" means the equivalent of one employee of Exelixis, working full time for one work year.

  1.37    "Independent Research" means:

          (a) with respect to Exelixis, work performed by employees or consultants of Exelixis other than Dedicated FTEs or persons while acting as Shared FTEs that does not utilize Confidential Information of another Party (other than that Confidential Information of the LLC permitted to be used in Section 11.3(c)); or

          (b) with respect to Bayer, work performed by employees or consultants of Bayer that does not utilize Confidential Information of another Party (other than that Confidential Information of the LLC permitted to be used in Section 11.2(c)).

  1.38 "Information" means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  1.39    "Joint Invention" means all inventions, developments, results, know-
how and other Information, and all intellectual property relating thereto, jointly conceived by employees of or consultants to two or more of the Parties in the course of work performed pursuant to this Agreement after the Effective Date and reduced to practice during the Research Term or within [ * ] thereafter.

  1.40    "Joint Patent" means any Patent claiming a Joint Invention.

  1.41 "JSC" means the Joint Scientific Committee of the LLC, as further defined in the Operating Agreement.

  1.42 "LLC Assay" means, with respect to a particular Selected Target, an in vitro or in vivo assay developed by the LLC in the course of the Research or by a Third Party subcontracted by the LLC pursuant to Section 3.3, including the required reagents for performing such assay that are not otherwise readily available, that is suitable for [ * ] and that can measure whether a particular molecule or compound inhibits or antagonizes (or, if appropriate, agonizes or enhances) the function of the Selected Target.

  1.43 "LLC Compound" means a compound (including early stage compounds such as hits and leads) having a molecular weight below [ * ] that:

          (a) agonizes, antagonizes, enhances or inhibits the function of a Target, wherein such activity was discovered by or on behalf of the LLC or its Affiliate or sublicensee by screening the compound in an LLC Assay for the Target;

          (b) is a compound synthesized in connection with a Chemical Development Program based on or arising from a compound that meets the criteria in subsection (a) and that is shown to agonize, antagonize, enhance or inhibit the function of a Target; or

          (c) is identified by the LLC or its Affiliate or licensee as provided in Section 2.4(c) within [ * ] after the first use by the LLC or its Affiliate or licensee of an assay or target described in Section 2.4(c).

The Parties understand and agree that the definition of "LLC Compound" does not include any compound identified and developed without any use of an LLC Assay, Selected Assay, Target or Confidential Information of Exelixis or Bayer.

  1.44 "LLC Know-How" means Information Controlled by the LLC or any Affiliate of the LLC that (a) concerns a Target or is necessary or useful for performing an LLC Assay, Exelixis Assay or Bayer Assay or otherwise for discovering a Collaboration Compound, Exelixis Agrochemical Compound or Exelixis Human Health Compound, or the manufacture, use or sale of a Product, and is disclosed to Exelixis and/or Bayer under this Agreement, or (b) is derived from the Sequence Library or Sequence Database. LLC Know-How excludes the LLC Patents.

  1.45 "LLC Patents" means all Patents Controlled by the LLC or any Affiliate of the LLC, covering inventions made prior to the end of the Research Term, that
(a) claim or cover the discovery, manufacture or use of a Target, LLC Assay, Exelixis Assay or Bayer Assay, or the

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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discovery of a Collaboration Compound, Exelixis Agrochemical Compound or
Exelixis Human Health Compound, or the manufacture, use or sale of a Product, or
(b) are derived from the Sequence Library or Sequence Database; and include Joint Patents in which the LLC has an ownership interest.

  1.46 "Management Committee" shall mean the Management Committee of the LLC, as further defined in the Operating Agreement.

  1.47 "Net Sales" means the total amount invoiced or otherwise charged by Bayer or Exelixis or their respective Affiliates or sublicensees, as applicable, on account of the sale of a Product to a Third Party, less the following deductions to the extent actually incurred and invoiced or charged to the purchaser based upon the sale of such Product: (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such Third Party for spoiled, damaged, out-dated and returned Product; (b) actual freight and insurance costs incurred in transporting such Product; (c) sales, value-added and other direct taxes incurred; and (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Product. In calculating the Net Sales of a Product, any rebates, discounts, commissions, costs, expenses or payments other than those expressly provided above in this Section 1.47 shall not be deducted from the amount invoiced or otherwise charged on account of sale of such Product.

  1.48 "Non-Cognate Target" means any Candidate Target or Sequence-Based Target that is not a Cognate Target.

  1.49 "Operating Agreement" means the Operating Agreement of the LLC of even date herewith.

  1.50 "Patent" means (a) all patent applications heretofore or hereafter filed or having legal force in any country; (b) all unexpired patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions (including supplemental protection certificates), additions, registrations or confirmations to or of any such patent applications and patents.

  1.51 "Person" means a natural person, corporation, partnership (whether general or limited), a limited liability company, or any trust, estate, association, custodian, nominee or any other individual or entity in its own or representative capacity, and in each case, as to a legal entity, whether formed under the laws of the United States or of any state thereof or of any non-United States jurisdiction.

  1.52 "Product" means a Bayer Product, Exelixis Agrochemical Product, or Exelixis Human Health Product.

  1.53 "Putative Related Family Member" means an Unselected Non-Cognate Target that is identified in accordance with Section 4.4(a).

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  1.54    "Regulatory Approval" means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Product in a regulatory jurisdiction.

  1.55 "Related Family Member" means, with respect to a particular Selected Target, a Putative Related Family Member that the Parties determine, as set forth in Section 4.4(b), to be [ * ].

  1.56 "Research" means the research efforts conducted by a Party or the Parties pursuant to this Agreement during the Research Term, together with the research efforts conducted by Exelixis and/or Bayer A.G. under the Original Agreement during the term of the Original Agreement. Research includes work performed under the Target Identification Project and the Sequencing Project and such other research activities as specified by the LLC.

  1.57 "Research Field" means research directed only towards the discovery and testing of insecticides (including compounds acting against other invertebrate animals) and nematicides for crop protection, [ * ].

  1.58 "Research Orthologue" means, with respect to a first gene or protein that was discovered in the course of the Collaboration and naturally occurs in a particular species, a second gene or protein that naturally occurs in a different species, was identified by a Party in the course of work other than Independent Research, and has sufficient sequence homology or evidence of functional equivalence to be considered the counterpart of such first gene or protein.

  1.59 "Research Plan" means a detailed plan for research under this Agreement as recommended by the JSC and approved by the LLC from time to time during the Research Term.

  1.60 "Research Term" means the period commencing on the Effective Date and ending on the date specified in Section 2.1(b) unless earlier terminated pursuant to Section 14.3.

  1.61    "Reserved Target" means any target designated as set forth in Section
6.1.

  1.62 "Selected Assay" means an LLC Assay for which Bayer commences screening for Collaboration Compounds within the period set forth in Section 3.3.

  1.63 "Selected Cognate Target" means a Cognate Target that the LLC has selected for LLC Assay development as provided in Section 3.1 or that Bayer has selected for Bayer Assay development as provided in Section 3.2 or 5.3.

  1.64 "Selected Non-Cognate Target" means: (a) a Non-Cognate Target that the LLC has selected for LLC Assay development as provided in Section 3.1 or 4.3(a) or that Bayer has selected for Bayer Assay development as provided in Section
3.2 or 4.3(a), or (b) a Target that Bayer has selected for Bayer Assay or LLC Assay development as provided in Section 2.11.

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  1.65    "Selected Target" means a Selected Cognate Target, Selected Non-
Cognate Target or Selected A List Reserved Target.

  1.66    "Sequence-Based Target" means a Target contained in the Sequence
Database.

  1.67 "Sequence Database" means the compilation of the readable sequence data from a Sequence Library.

  1.68 "Sequence Library" means an arrayed, normalized cDNA or genomic library created from samples provided by Bayer from an arthropod or helminth species selected by Bayer.

  1.69    "Sequencing Project" means the research project described in Section
2.4.

  1.70 "Shared FTE" means an FTE furnished by, and comprised of, the collective services of persons who perform work for the LLC and also work on other Exelixis projects, both internal and in collaboration with Third Parties.

  1.71 "Target" means (a) a gene or gene product or portion thereof that is identified in the course of the Research, (b) a gene or gene product or portion thereof Controlled by Exelixis that it licenses to the LLC for Research in the Research Field, (c) a gene or gene product obtained by Bayer or the LLC using sequence information provided by Exelixis pursuant to this Agreement or the Original Agreement, or (d) a Research Orthologue of a gene, gene product or portion thereof that meets the criteria set forth in Section 1.71(a), (b) or
(c). For clarity, Section 1.71(a) includes Sequence-Based Targets, Candidate Targets and A List Reserved Targets. The Parties understand and agree that any gene or gene product or portion thereof that is discovered through Independent Research is not a Target.

  1.72 "Target Identification Project" means that research project described in Section 2.3 and Articles 3, 4 and 5 regarding identification of Cognate Targets and/or Non-Cognate Targets and development of LLC Assays.

  1.73 "Third Party" means any entity or individual other than the Parties and other than the Affiliates of the Parties.

  1.74 "Unselected Assay" means an LLC Assay which Bayer fails to select or for which Bayer fails to commence screening for Collaboration Compounds within the period set forth in Section 3.3.

  1.75 "Unselected Cognate Target" means a Cognate Target that both the LLC and Bayer failed to select as provided in Section 3.1, 3.2 or 5.3.

  1.76 "Unselected Non-Cognate Target" means a Non-Cognate Target that both the LLC and Bayer failed to select as provided in Section 3.1, 3.2 or 4.3.

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2.   Collaborative Research

     2.1     Overview of Research Projects.

             (a) Under the terms of the Original Agreement, Exelixis has already performed Research on the Target Identification Project and the Sequencing Project. During the Research Term, the LLC shall undertake the Research, to be conducted on a cooperative and collaborative basis with Exelixis and Bayer in accordance with a new Research Plan agreed upon by the Parties. To the extent consistent with the resources of the LLC provided under this Agreement or otherwise available to the LLC, the LLC may establish Research projects in addition to the Target Identification Project and the Sequencing Project for the Parties to conduct within the Research Field.

             (b) Unless terminated pursuant to Section 14.7, the Research Term will initially last eight (8) years from the Effective Date, and it will automatically be extended beyond the eighth anniversary of the Effective Date, in one year increments, unless Exelixis or Bayer gives written notice, at least [ * ] prior to the eighth or any subsequent anniversary of the Effective Date, of its intent to terminate the Research Term.

     2.2 Research Plan. The Research shall be conducted in accordance with a Research Plan approved by the LLC based on the recommendation of the JSC. The initial Research Plan under this Agreement shall be recommended by the JSC at its first meeting after the Effective Date, and shall include the continuation of the Research underway as of the Effective Date with appropriate additions and modifications arising from the increased level of Research effort arising from this Agreement. Prior to the first meeting of the JSC, the Research Plan shall be determined by the LLC. Any changes to the Research Plan will require the recommendation of the JSC or, if a decision of the JSC cannot be reached, the approval of such change by the LLC. If the revised Research Plan requires a personnel change of [ * ] or more of the FTEs working in a particular discipline, then such Research Plan shall provide for a reasonable time for Exelixis to implement such change. If the revised Research Plan requires Exelixis to purchase or lease more than [ * ] of equipment or to acquire licenses that were not already budgeted for purchase, lease or license at such time, then such change shall require the consent of Exelixis unless the LLC agrees (i) to purchase such additional capital equipment and/or to acquire such additional licenses, as assets of the LLC, or (ii) to pay for such purchase or lease expenses in excess of [ * ], which agreement in either case will require that Bayer also agree with the LLC in writing to fund such amounts as an increase in LLC operating expenses.

     2.3 Target Identification Project. The goal of the Target Identification Project is to discover, isolate and validate Cognate Targets and Non-Cognate Targets and to develop appropriate LLC Assays directed at such Cognate Targets and Non-Cognate Targets and useful for the identification of novel insecticides and nematicides. The research carried out by the LLC under the Target Identification Project and each Party's rights with respect to the data, Targets and LLC Assays that arise from the Target Identification Project are set forth below and in Articles 3, 4 and 5 .

             (a) Research Performed Prior to the Effective Date. Exelixis has already performed substantial Research in the Target Identification Project under the Original Agreement. Commencing on the Effective Date, the LLC shall assume responsibility for all

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Research then in progress and shall begin new Research in accordance with the
Research Plan. The rights and obligations with respects to all data, Targets and LLC Assays arising in the course of the Research shall be the same regardless of whether the underlying work was performed by Exelixis or Bayer A.G. under the Original Agreement, by the Parties under this Agreement, or a combination of both. In this regard:

        (i) The LLC shall have the right to decide, pursuant to Section 3.1, whether the LLC will develop an LLC Assay for any Candidate Target for which Exelixis provided to Bayer A.G. the information set forth in Section 3.1 prior to the Effective Date and for which Bayer A.G. did not, prior to the Effective Date, select such Candidate Target as a Selected Target. For any such Candidate Target which was provided prior to the Effective Date, the rights of Bayer set forth in Section 3.2 shall come into effect on [ * ], and the rights of the Parties set forth in Sections 4.3 and 5.3 shall come into effect on [ * ] if Bayer fails to select such Candidate Target or designate such Candidate Target as a Putative Related Family Member by such date.

        (ii) Any assays in development as of the Effective Date which are delivered to Bayer pursuant to this Agreement after the Effective Date shall be deemed to be LLC Assays, subject to the rights of the LLC and Exelixis set forth in Sections 4.6 and 5.5.

     (b) Target Identification. In the event that the Research Plan calls for the LLC to perform target identification research upon a Bayer Pesticide other than those Bayer Pesticides upon which research was conducted by Exelixis prior to the Effective Date, the LLC shall request and Bayer shall provide to the LLC within sixty (60) days after of such request, a reasonable amount of each such Bayer Pesticide. The LLC will study the feasibility of isolating [ * ] that are resistant to the Bayer Pesticides, or using other research capabilities of Exelixis to identify Targets. Based on these feasibility studies Bayer shall prioritize those Bayer Pesticides upon which the LLC shall perform further work under the Research to identify Candidate Targets (as defined below). For each of these selected Bayer Pesticides, the LLC will endeavor to: (i) isolate [ * ], as appropriate, that are resistant to the Bayer Pesticide, or apply other Exelixis discovery capabilities as appropriate; (ii) map and clone the genes responsible for the resistance in such [ * ]; and (iii) identify and validate genes encoding Targets that may be useful for the identification of Collaboration Compounds. Each Target for which the LLC has successfully completed steps (i), (ii), and (iii) above shall be deemed a "Candidate Target." The JSC shall recommend to the LLC and the LLC shall decide whether each Candidate Target identified is a Cognate Target or Non-Cognate Target.

  2.4 Sequencing Project. Under the Original Agreement, Exelixis and Bayer AG commenced a Sequencing Project (formerly known as an "EST Library Project") intended to create an expressed sequence tag ("EST") library for an [ * ] species of interest and a database comprising sequenced ESTs from said species. During the Research Term, the LLC shall continue the Sequencing Project in accordance with the Research Plan and this Section 2.4. The Research Plan may be amended by the written agreement of the LLC and Exelixis, to expand the Sequencing Project to include one or more additional sequencing projects to be performed by Shared FTEs, including but not limited to genomic sequencing projects.

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     (a) For each project in the Sequencing Project, Bayer AG has selected or
Bayer will select an [ * ] species with relevance to Bayer's crop protection business. For each species that Bayer AG did not provide Exelixis with whole organism and tissue samples from such species, Bayer shall provide such materials to the LLC. Using these whole organism and tissue samples, Shared FTEs will create a Sequence Library. Shared FTEs will perform [ * ] sequencing upon the number of clones from the Sequence Library specified in the Research Plan and approved by Exelixis and compile the readable sequence data from such Sequence Library (approximately [ * ] of the sequencing lanes are expected by the Parties to be readable, but such expectation is not binding) into a Sequence Database specifically arising from the Research.

     (b) Shared FTEs or Dedicated FTEs will perform cross-species comparisons between the Sequence Database and proprietary Exelixis sequence banks and between the Sequence Database and publicly available databases, with the intention of identifying gene fragments or Targets with potential utility in the Research Field. The LLC will provide Bayer and Exelixis access to the Sequence Database and any information relating to the such targets or otherwise derived from such comparisons. The Sequence Database and sequence-derived information will be supplied to Bayer and Exelixis in the computer-readable format agreed upon under the Original Agreement.

     (c) Bayer may identify and validate Sequence-Based Targets without selecting such Targets. Bayer shall select a Sequence-Based Target prior to conducting further Research and Development work using such a Sequence-Based Target. Upon selection, a Sequence-Based Target shall become a Selected Non-Cognate Target and any compounds identified by use of such Target or LLC Assays or Bayer Assays based on such Target will be Collaboration Compounds subject to all milestone and premium fee obligations outlined in Sections 9.3 and 9.4
[ * ].

     (d) The LLC will allocate from the Research commitment set forth in Section
2.5 sufficient FTEs to perform the sequencing dictated by the Research Plan and not exceeding Exelixis' uncommitted sequencing capacities. The JSC will attempt in good faith to project sequencing needs [ * ] in advance.

     (e) The LLC may, upon the allocation of sufficient FTEs from the Research commitment set forth in Section 2.5, expand the Sequencing Project to include more than one [ * ] species (not exceeding Exelixis' uncommitted sequencing capacities). Bayer shall retain the right to select any additional species and the Parties' rights and obligations with respect to the additional Sequence Libraries and Sequence Databases shall be the same as for the initial Sequence Library and Sequence Database.

 2.5 Research Commitment; FTEs.

     (a) In the first Contract Year, the LLC shall provide Exelixis with [ * ] in Research funding and shall carry forward [ * ] for Research funding for the subsequent Contract Year. At least [ * ] in advance of the commencement of each Contract Year after the first Contract Year, Exelixis shall provide the LLC with a written calculation of the Annual FTE Rate for the following Contract Year in accordance with Section 1.3. If such Annual FTE Rate exceeds [ * ], the LLC shall provide Exelixis, at least [ * ] in advance of the commencement of

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such Contract Year, written notice of whether the LLC commits to provide sufficient Research funding (which shall include any carry-forward described in this Section 2.5(a)) in the subsequent Contract Year to support [ * ] FTEs at such Annual FTE Rate. If the LLC does not provide such commitment, then the LLC shall specify such lesser amount of research funding which it commits to provide in the forthcoming Contract Year, which amount shall not be less than [ * ] plus any carry-forward described in this Section 2.5(a). The number of FTEs which are funded during any given Calendar Year, which shall equal the sum of such level of funding specified by the LLC plus any carry-forward described in Section 2.5(b) divided by the Annual FTE Rate in effect for such Calendar Year (with any partial number being rounded down), is referred to in this Section 2.5 and
Section 9.2 as the "Specified FTEs." The amount of Research funding provided to Exelixis by the LLC in each Contract Year after the first Contract Year shall equal the result of the following calculation: multiply the number of Specified FTEs by the Annual FTE Rate for such Calendar Year and deduct from the product of such multiplication the amount of any Exelixis carry-forward described in
Section 2.5(b).

     (b) During each Contract Year in which the number of Specified FTEs (as defined in Section 2.5(a)) equals [ * ], Exelixis shall provide [ * ] FTEs for the Research, [ * ] of which shall be Dedicated FTEs and [ * ] of which shall be Shared FTEs initially. During any Contract Year in which the number of Specified FTEs does not equal [ * ], Exelixis shall provide such number of Specified FTEs, with any reduction in FTEs below [ * ] or increase above [ * ] to be effected pro rata between Dedicated FTEs and Shared FTEs in the ratio agreed upon in the Research Plan. If Exelixis is unable to provide the number of Specified FTEs for a particular Contract Year, then the excess of the level of funding provided by the LLC during such Contract Year, divided by the product the Annual FTE Rate for such Calendar Year times the number of FTEs actually provided by Exelixis in such Contract Year, shall be carried forward by Exelixis and used to pay for FTEs in the following Contract Year as provided in Section 2.5(a).

     (c) None of the Dedicated FTEs or Shared FTEs which the LLC is committed to fund under Section 2.5(b) may be allocated by the LLC to (a) collaborations between the LLC and Third Parties, (b) projects that involve the use of LLC Assay(s) for screening purposes (except for implementation of LLC Assays at Bayer's HTS facility) or (c) development of LLC Compounds. Prior to any amendment of the Research Plan to provide for the performance of such tasks by the LLC, the LLC shall, with the written approval of Bayer, increase the number of FTEs for which it provides research funding under this Agreement in order to allocate sufficient new FTEs, funded by the LLC, to perform such tasks. At any time during the Research Term, the LLC, with the separate prior written consent of Exelixis, may increase the number of Specified FTEs funded by the LLC under this Agreement.

     (d) The Exelixis employees who provide FTE services to the LLC under this Agreement shall remain employees of Exelixis, and Exelixis shall be solely responsible for their recruiting, evaluation, compensation, management and termination. Exelixis shall indemnify Bayer and the LLC and their Affiliates for any claims arising from such employment relationship, as set forth in
Article 13.

 2.6 Records. The LLC shall maintain records of all work conducted under the Research and all results, data and developments made pursuant to its efforts under the Research. Exelixis shall cause all of its employees performing work on behalf of the LLC to maintain

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records of such Research and of other activities in accordance with the practices used by Exelixis in its independent research activities, with work on behalf of the LLC to be maintained in independent laboratory notebooks. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research and other activities in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Exelixis and Bayer shall each have the right to review and copy such records of the LLC at reasonable times to the extent necessary for Bayer and Exelixis to each conduct its Research or perform other obligations under this Agreement, subject to the confidentiality provisions set forth in Article 18 of the Operating Agreement. Bayer or the LLC shall be entitled to review at its expense the laboratory note books maintained by Exelixis for the Shared FTEs, subject to appropriate confidentiality provisions, for the purpose of determining ownership of intellectual property. If Exelixis cites confidentiality concerns, Bayer or the LLC shall be entitled to hire an independent auditor at its expense to review the laboratory note books maintained by Exelixis for the Shared FTEs, subject to appropriate confidentiality provisions, for the purpose of determining own ership of intellectual property.

  2.7 Quarterly Reports. Within [ * ] after the end of each calendar quarter during the term of this Agreement, Exelixis and Bayer shall provide the LLC with a written progress report summarizing the work performed in relation to the goals of the Research projects and the Research Plan and provide such other information required by the Research Plan or reasonably requested by another Party. The LLC shall produce an omnibus report that includes the Information provided by Exelixis and Bayer as well as the corresponding Information regarding the LLC's work. The LLC's obligation under this Section 2.7 shall commence on the Effective Date. Bayer's obligation to provide quarterly reports pursuant to this Section 2.7 will commence in the calendar quarter in which any employee, agent or representative of Bayer first performs Research. Exelixis' obligation to provide quarterly reports pursuant to this Section 2.7 will commence in the calendar quarter in which any employee, agent or representative of Exelixis, other than a Dedicated FTE or an employee acting as a Shared FTE, first performs Research.

  2.8 Additional Research Projects. In addition to the Target Identification Project and Sequencing Project, the LLC may, in its discretion, identify and direct additional Research projects within the Research Field to the extent resources are available, provided such Research projects are not precluded by another agreement binding upon one of the Parties. Such projects shall be conducted under the guidance of the JSC and the LLC as provided in
Article 2.  The LLC shall allocate sufficient additional FTEs, as set forth in
Section 2.5, to perform such agreed additional Research projects.

  2.9 LLC Research Employees. As of the Effective Date, it is not contemplated that the LLC will employ its own research scientists. In the event the LLC determines that the LLC shall hire its own research employees, the Parties shall review this Agreement for the purpose of agreeing on amendments, if any, which may be necessary or appropriate to account for such hiring while still preserving the originally contemplated allocation of rights as among the Parties.

  2.10 Targets Supplied by Exelixis. To the extent that it is able to do so, Exelixis will make available to Bayer sequence information and database annotation regarding Targets Exelixis has discovered independently or through its other collaborations. Bayer may pursue

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such Targets by selecting them as set forth in Section 2.11, in which case they shall be deemed Selected Non-Cognate Targets.

  2.11    Targets Separately Selected by Bayer.

          (a) With the exception of Reserved Targets (which are addressed in Article 6), this Section 2.11 sets forth Bayer's rights to pursue Targets not identified in the Target Identification Project. Such Targets shall include (i) Sequence-Based Targets, (ii) Targets obtained from sequences in any database provided by Exelixis hereunder, and (iii) Targets provided by Exelixis pursuant to Section 2.10. Upon selection by Bayer as set forth in Section 2.11(b) or 2.11(c), a Target described in this Section 2.11(a) shall become a Selected Non-Cognate Target unless such Target is identical to a Cognate Target, in which case such Target shall become a Selected Cognate Target.

          (b) Bayer may develop a Bayer Assay against a Target described in
Section 2.11(a) at its own expense at any time, provided that Bayer first selects such Target as a Selected Non-Cognate Target by written notification to the LLC and [ * ]. The LLC shall not receive any compensation under [ * ], but the LLC shall receive all other compensation under Sections 9.3 and 9.4 which is due with respect to any resulting Collaboration Compounds and/or Bayer Products.

          (c) In lieu of developing a Bayer Assay directed against a Target described in Section 2.11(a), Bayer may select, by written notification to the LLC, such Target as a Selected Non-Cognate Target for which the LLC will develop an LLC Assay, provided that the LLC has sufficient resources to perform such work. Bayer shall make all payments under Section 9.3 and 9.4 due with respect to such Selected Non-Cognate Target and any resulting Collaboration Compounds and/or Bayer Products.

3.   Target and Assay Selection

     3.1 Target Selection by the LLC. The LLC may select any Candidate Target that the LLC identifies as a Selected Target and direct the LLC to develop one or more appropriate LLC Assays. Any such selection by the LLC shall be confirmed in writing delivered to each of the Parties (which may be in the form of the minutes of a meeting of the Management Committee). If the LLC does not select any particular Candidate Target as a Selected Target within [ * ] following the date that the relevant LLC Know-How and Exelixis Know-How relating to such Candidate Target is provided to the LLC, then Bayer shall have the rights set forth in Section 3.2 to select such Candidate Target.

     3.2 Target Selection by Bayer. Bayer shall have [ * ] after the failure of the LLC to timely select a Candidate Target as a Selected Target to select, by written notification to the LLC, such Candidate Target as a Selected Target and to commence development, at Bayer's expense, of a Bayer Assay directed at such Candidate Target. The LLC shall not receive any compensation under [ * ], but the LLC shall receive all other compensation under Sections 9.3 and 9.4 which is due with respect to any resulting Collaboration Compounds and/or Bayer Products. If Bayer does not select such Candidate Target and commence such assay

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development within such [ * ] period, then the Parties shall have the rights set forth in Sections 4.3 and 5.3.

  3.3 LLC Assay Development and Selection. For each Selected Target selected by LLC under Section 3.1 or selected by Bayer under Section 2.11(c) or 6.2(b) for development of an LLC Assay, the LLC will work to develop an LLC Assay that is configured to screen Bayer Compounds in order to identify Collaboration Compounds that inhibit or antagonize (or, if appropriate, agonize or enhance) the function of such Selected Target. The LLC may subcontract the development of LLC Assay(s) for one or more Selected Targets. Upon completion of the LLC Assay development in a format configured for [ * ] and as further specified in Exhibit A hereto or as otherwise specified by Bayer in writing, the LLC shall present the LLC Assay and all data regarding the applicable Selected Target to Bayer. Bayer shall have [ * ] after the date of the LLC's presentation in order to commence using such LLC Assay at Bayer's expense to screen for Collaboration Compounds. If Bayer does not commence such screening activity within [ * ] and Bayer provides the JSC, prior to the end of the [ * ] period, with a written request for a [ * ] extension of the period, the LLC shall decide, on a case-by-case basis, whether to grant Bayer such extension.
If Bayer commences such screening activity within such [ * ] period or any such extension thereof, then such LLC Assay shall then be deemed a "Selected Assay." If Bayer does not commence such screening activity within such [ * ] period and any extension thereof, then such LLC Assay shall be deemed an "Unselected Assay" and so identified in the LLC's books and records, and the LLC and Exelixis shall have the rights set forth in Sections 4.6 and 5.5 with respect to such Unselected Assay.

  3.4 Selected Assays. The LLC will deliver to Bayer the format for each Selected Assay and will provide to Bayer [ * ] of any proprietary reagents developed by the LLC for the Selected Assay for Bayer's use to conduct screening of Bayer Compounds in the Selected Assay. The LLC may allocate FTEs, out of the resources available to conduct Research, to conduct work under the Research Plan to prepare such [ * ] of reagents to be provided to Bayer, and to the extent that the LLC must expend additional effort or cost beyond such allocation of FTEs in order to provide Bayer with such proprietary reagents, Bayer shall pay the LLC such actual costs and expenses of the LLC to complete such efforts.

  3.5 Screening by Bayer. For each Selected Assay or Bayer Assay, Bayer will screen Bayer Compounds at Bayer's sole discretion and expense in the Selected Assay or Bayer Assay for the purpose of identifying Collaboration Compounds active in such Selected Assay or Bayer Assay. For each Collaboration Compound identified in such initial screening, Bayer will then conduct such further work at its expense as it considers advisable in order to identify additional Collaboration Compounds that may have higher activity or superior quality, e. g. selectivity or stability.

  3.6     Retained Rights of Exelixis.  Except for the options granted in
Section 8.9 to Bayer, Exelixis shall retain the exclusive right to use all Non-Cognate Targets, Cognate Targets and A List Reserved Targets outside of the Field of Use. When Exelixis makes a Non-Cognate Target, Cognate Target or Reserved Target available to a Third Party as permitted above, Exelixis shall not disclose to such Third Party any [ * ], except as otherwise permitted elsewhere in this Agreement.

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4.   Non-Cognate Targets

     4.1 The Parties' Rights Regarding Non-Cognate Targets Selected by the LLC. Bayer and the LLC shall have co-exclusive rights to pursue each Selected Non-Cognate Target in the Research Field. Such co-exclusive right shall not include any sublicensing rights for the LLC (except for LLC Assay development purposes). Subject to Section 8.10(c), Bayer shall have the exclusive right to pursue each Selected Non-Cognate Target in the Field of Use outside the Research Field. Subject to Bayer's option set forth in Section 8.9(b), Exelixis shall have the exclusive right to pursue each Selected Non-Cognate Target outside the Field of Use and may develop an Exelixis Assay directed at a Selected Non-Cognate Target for such purpose.

     4.2 The Parties' Rights Regarding Non-Cognate Targets Selected by Bayer. Subject to Section 8.10(c), Bayer shall have exclusive rights to pursue in the Field of Use each Non-Cognate Target it selects. Subject to Bayer's option set forth in Section 8.9(b), Exelixis shall have the exclusive right to pursue each such Selected Non-Cognate Target outside the Field of Use and may develop an Exelixis Assay directed at a Selected Non-Cognate Target for such purpose.

     4.3     Unselected Non-Cognate Targets.

             (a) After the failure of Bayer to timely select a Non-Cognate Target as a Selected Non-Cognate Target pursuant to Section 3.2, any Party may submit a written request to the LLC for the right to pursue such Unselected Non-Cognate Target in the Field of Use. The LLC shall grant such request unless the LLC has already granted such a request to another Party or licensed such Target to a Third Party for use in the Research Field or, in response to such a request by Exelixis, Bayer commits to promptly commence development of a Bayer Assay directed at such Unselected Non-Cognate Target (in which case such Target shall then be a Selected Non-Cognate Target). After the granting of such a request, the requesting Party may pursue such Unselected Non-Cognate Target within the Field of Use internally or in collaboration with a Third Party. In the event that Exelixis is the requesting Party, Exelixis shall obtain Bayer's written consent prior to the establishment of any collaboration in the Research Field involving such Unselected Non-Cognate Target and any collaboration in the Field of Use involving such Unselected Non-Cognate Target wherein [ * ]. Exelixis may enter into collaborations in the Field of Use involving such Unselected Non-Cognate Target without the prior approval of Bayer, provided that [ * ]. Exelixis shall not have the right to grant a Third Party a license to pursue any Unselected Non-Cognate Target in the Research Field except as part of a collaboration with Exelixis permitted in this Section 4.3 and Section 8.10(a). Exelixis shall have the right to grant licenses to compounds identified with apparent activity against such Unselected Non-Cognate Targets, provided, however, that any such compounds that are Exelixis Agrochemical Compounds shall be subject to the rights of Bayer set forth in Section 8.3.

     (b) The LLC shall have the right to pursue each Unselected Non-Cognate Target within the Field of Use (unless such right is granted to Exelixis pursuant to this Section 4.3). Exelixis shall have the exclusive right to pursue each Unselected Non-Cognate Target outside the Field of Use. Bayer and Exelixis shall have co-exclusive rights to pursue each Unselected Non-Cognate Target in the field of animal health [ * ]. Exelixis may develop an Exelixis Assay directed at an Unselected Non-Cognate Target.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  4.4     Related Family Members.

          (a) If Exelixis wishes to select an Unselected Non-Cognate Target, it shall discuss with the JSC whether such Unselected Non-Cognate Target [ * ]. If [ * ] exists the Unselected Non-Cognate Target shall be deemed a "Putative Related Family Member." Neither the LLC nor Exelixis may pursue within the Field of Use any Putative Related Family Member.

          (b) The Parties will work together to determine [ * ] of the Putative Family Related Member and such Selected Target, and in the course of such work, Exelixis or Bayer will supply to the other, within [ * ] after the other Party's reasonable request, the relevant requested biological material for testing. Bayer will [ * ], determine whether [ * ], and measure the [ * ]. If the Putative Related Family Member is [ * ] to such Selected Target and [ * ], then the Putative Related Family Member is a Related Family Member and Exelixis shall be prohibited from working upon it within the Field of Use. If Bayer subsequently has an HTS assay formatted with respect to such Related Family Member, then Bayer shall retroactively pay [ * ] for such Related Family Member and all future milestones and royalties shall be due for such Related Family Member, which shall be deemed a separate Selected Target. All Putative Related Family Members that do not become Related Family Members within [ * ] of designation as a Putative Related Family Members will cease to be Putative Related Family Members and the rights of the Parties set forth in Section 4.3 shall apply to such Targets.

  4.5 The Parties' Rights Regarding Selected Assays. Subject to the exceptions set forth in this Section 4.5, Bayer shall have exclusive rights to pursue in the Field of Use each Selected Non-Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Non-Cognate Target. Bayer may approve, in its sole discretion, a request by the LLC to grant it co-exclusive rights in the Field of Use outside the Research Field to pursue a Selected Non-Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Non-Cognate Target. Exelixis shall have the exclusive right to pursue outside the Field of Use each Selected Non-Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Non-Cognate Target. Exelixis may develop an Exelixis Assay directed at
a Selected Non-Cognate Target for such purpose.   Bayer's rights shall be
exclusive within the Research Field and within the Field of Use until the later of (a) [ * ], or (b) [ * ]. Bayer may obtain a single [ * ] extension of the period of exclusivity for a particular Selected Assay by, within [ * ] prior to the expiration of the initial exclusivity period, submitting a written extension request to the LLC and making a payment of [ * ] to the LLC within thirty (30) days after the LLC grants such request in writing. The LLC shall grant such request if Bayer provides the LLC with (i) [ * ] and (ii) [ * ].

  4.6     Unselected Assays.

          (a) If Bayer fails to commence using an LLC Assay directed to a Selected Non-Cognate Target to screen for Collaboration Compounds within the period set forth in Section 3.3, then any Party may submit a written request to the LLC for the right to screen such LLC Assay in the Field of Use. The LLC shall grant such request unless the LLC has already (a) commenced use of such LLC Assay for screening purposes in the Research Field (in which case the LLC must have allocated additional FTEs pursuant to Section 2.5 to perform such work), (b)

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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granted a license to perform such screening available to a Third Party (subject to Bayer approval), (c) granted such a request to another Party or (d) in response to such a request by Exelixis, Bayer commits to promptly use the LLC Assay to screen Bayer Compounds (in which case such assay shall then be a Selected Assay). After the granting of such a request, the requesting Party may perform such screening within the Field of Use internally or in collaboration with a Third Party. In the event that Exelixis is the requesting Party, Exelixis shall obtain Bayer's written consent prior to the establishment of any collaboration in the Research Field involving such LLC Assay. Exelixis may enter into collaborations in the Field of Use outside the Research Field involving such LLC Assay without the prior approval of Bayer. Exelixis shall not have the right to grant a Third Party a license to perform such screening except on behalf of Exelixis, but shall have the right to grant licenses to compounds identified through screening performed by or on behalf of Exelixis, subject to the rights of Bayer set forth in Section 8.3. Compounds discovered through Exelixis' permitted use of an LLC Assay in the Field of Use may be Exelixis Agrochemical Compounds.

          (b) The LLC shall have the right to use each LLC Assay that is not a Selected Assay to screen for compounds with apparent activity inside the Research Field (unless such right is granted to Exelixis pursuant to this Section 4.6) and all such compounds shall be LLC Compounds. Exelixis shall have the exclusive right to use each such LLC Assay to screen for compounds with apparent activity outside the Field of Use.

5.   Cognate Targets

     5.1 The Parties' Rights Regarding Cognate Targets Selected by the LLC . Bayer and the LLC shall have co-exclusive rights to pursue each Selected Cognate Target in the Research Field (in the case of the LLC, excluding the right to sublicense except for LLC Assay development purposes). Bayer shall have the exclusive right to pursue each Selected Cognate Target in the Field of Use outside the Research Field. Subject to Bayer's option set forth in Section 8.9(b), Exelixis shall have the exclusive right to pursue each Selected Cognate Target outside the Field of Use and may develop an Exelixis Assay directed at a Selected Cognate Target for such purpose.

     5.2 The Parties' Rights Regarding Cognate Targets Selected by Bayer. Bayer shall have exclusive rights to pursue in the Field of Use each Cognate Target it selects. Subject to Bayer's option set forth in Section 8.9(b), Exelixis shall have the exclusive right to pursue each such Selected Cognate Target outside the Field of Use and may develop an Exelixis Assay directed at a Selected Cognate Target for such purpose.

     5.3 Unselected Cognate Targets. After the failure of Bayer to timely select a Cognate Target as a Selected Cognate Target pursuant to Section 3.2, either Bayer or the LLC may select such Cognate Target as a Selected Cognate Target at any time, provided that such Cognate Target has not already been selected by either Bayer or the LLC and that the LLC has not already licensed, with the prior approval of Bayer, such Target to a Third Party for use in the Research Field. Exelixis shall have the exclusive right to pursue each such Unselected Cognate Target outside the Field of Use. Exelixis may develop an Exelixis Assay directed at such a Target.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  5.4     The Parties' Rights Regarding Selected Assays. Subject to the
exceptions set forth in this Section 5.4, Bayer shall have exclusive rights to pursue in the Field of Use each Selected Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Cognate Target. Bayer may approve, in its sole discretion, a request by the LLC to grant it co-exclusive rights in the Field of Use outside the Research Field to pursue a Selected Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Cognate Target. Exelixis shall have the exclusive right to pursue outside the Field of Use each Selected Cognate Target that is the basis for a Selected Assay, such Selected Assay and all Research Orthologues of such Selected Cognate Target. Exelixis may develop an Exelixis Assay directed at a Selected Cognate Target for such purpose.

  5.5     Unselected Assays.

          (a) If Bayer fails to commence using such LLC Assay to screen for Collaboration Compounds within the period set forth in Section 3.3, then either Bayer may select such LLC Assay as a Selected Assay at any time, provided that the LLC has not already commenced screening of such LLC Assay in the Research Field (in which case the LLC must have allocated additional FTEs pursuant to Section 2.5 to perform such work) or already licensed to a Third Party the right to screen such LLC Assay in the Research Field, subject to Bayer approval. Exelixis shall have the exclusive right to use each such LLC Assay to screen for compounds with apparent activity outside the Field of Use.

          (b) The LLC shall have the right to use each LLC Assay that is not a Selected Assay to screen for compounds with apparent activity inside the Research Field (unless such right is granted to Exelixis pursuant to this Section 5.5) or within the Field of Use (and all such compounds shall be LLC Compounds), Exelixis shall have the right to use each such LLC Assay to screen for compounds with apparent activity outside the Field of Use.

6.   Reserved Targets

     6.1     Designation of Reserved Targets.

             (a) During the Research Term, Bayer may designate as a Reserved Target any [ * ], provided that the number of Reserved Targets at any one time never exceeds [ * ] and the cumulative number of Reserved Targets never exceeds [ * ]. A Reserved Target will be classified as an A List Reserved Target if it is present in (i) [ * ] or (ii) [ * ] and such target was either (A) [ * ] or
(B) [ * ]. All Reserved Targets that do not qualify as A List Reserved Targets shall be classified as B List Reserved Targets. The Parties understand and agree that Exelixis does not want to know the identities of the B List Reserved Targets. Thus, Bayer will not reveal the identity of any B List Reserved Target to Exelixis or any member of the LLC other than the CEO, and the CEO shall be contractually prohibited from disclosing such Information to Exelixis or any Dedicated FTE or Shared FTE.

             (b) Within [ * ], Bayer will submit to Exelixis and the LLC a written list which identifies each A List Reserved Target and which indicates the number of B List Reserved

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Targets but does not disclose their identities. Bayer shall simultaneously provide to the CEO a separate written list that identifies each B List Reserved Target.

        (c) During the Research Term, Bayer may designate new Reserved Targets by written notification to Exelixis and the LLC, provided that the limitations set forth in Section 6.1(a) regarding the number of Reserved Targets are not exceeded. Bayer shall disclose the identity of each new A List Reserved Target and the number of new B List Reserved Targets in such notification and shall simultaneously submit to the CEO a written list that identifies each new B List Reserved Target.

        (d) During the Research Term, Bayer may remove particular Reserved Targets from the list by notifying the LLC and the CEO in writing of such intent. Upon receipt of such notification, each such Reserved Target shall cease to be a Reserved Target.

  6.2   A List Reserved Targets.

        (a) Bayer may perform preliminary research in the Field of Use upon A List Reserved Targets but may not screen assays based on such Targets or identify compounds with activity against such Targets prior to selecting the relevant A List Reserved Target as a Selected A List Reserved Target. Prior to Bayer's selection of an A List Reserved Target as a Selected A List Reserved Target, the LLC shall, at the request of Bayer and the allocation of sufficient resources, perform research upon one or more such A List Reserved Targets, provided such research is limited to the collection of data for the support of patent claims directed at such A List Reserved Targets. During the period after the designation of a target as an A List Reserved Target and before Bayer's selection of such Target as a Selected A List Reserved Target, Bayer shall have exclusive rights (subject to the LLC's right to perform the aforementioned work at the request of Bayer) to pursue such Targets in the Field of Use and Exelixis has exclusive rights (subject to the option set forth in Section 8.9(b)) to pursue such Targets outside the Field of Use.

        (b) Within [ * ] after its designation of a target as an A List Reserved Target, Bayer may select any such Target as a Selected A List Reserved Target upon written notification to the LLC. Such notification shall specify whether an assay based on such Selected A List Reserved Target shall be developed by the LLC (in which case it will be an LLC Assay) or by Bayer (in which case it will be a Bayer Assay). Within [ * ] after the selection of an A List Reserved Target, Bayer shall [ * ].

        (c) The Parties' rights and obligations with respect to Selected A List Reserved Targets are the same as for Selected Cognate Targets: if the LLC is developing an LLC Assay based on a particular Selected A List Reserved Target, then Section 5.1 shall apply to such Selected A List Reserved Target; if Bayer is developing a Bayer Assay based on a particular Selected A List Reserved Target, then Section 5.2 shall apply. All milestone and premium fee obligations set forth in Section 9.3 and 9.4 shall apply to such Targets and their related assays and compounds ([ * ]).

        (d) The Parties' rights and obligations with respect to A List Reserved Targets that have not been selected [ * ] after designation are the same as for Unselected Cognate Targets. If Bayer removes an A List Reserved Target from the list of Reserved Targets, then the

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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Parties' rights and obligations with respect to such Target shall be the same as for an Unselected Non-Cognate Target. In addition, Bayer shall have the option set forth in Section 8.9(b) with respect to such Targets.

     6.3 B List Reserved Targets. Bayer may work upon B List Reserved Targets independently, with Third Parties, or with Exelixis or the LLC under a separate agreement. In the event that a B List Reserved Target is identified in the course of the Target Identification Program, the CEO shall promptly instruct the LLC to stop work on such B List Reserved Target. If Bayer subsequently removes a B List Reserved Target from the list of Reserved Targets, then the CEO shall inform the LLC that it may, if it so desires, resume work on such Target.

7.   Product Development

     7.1 Development of Collaboration Compounds. Bayer shall have the sole right and responsibility to conduct Development of Collaboration Compounds, either itself or through its Affiliates or licensees on its behalf and at its expense, with the right to file Approval Applications for obtaining and maintaining Regulatory Approval of Products as soon as reasonably practicable. Upon deciding to commence Development on a Collaboration Compound, Bayer shall notify the LLC in writing of such decision. If requested by Bayer in writing, the LLC shall provide Bayer reasonable assistance, at Bayer's expense, in conducting such Development efforts.

     7.2 Development Expenses. Bayer shall bear all the costs and expenses incurred by Bayer or its Affiliates relating to the Development of Collaboration Compounds undertaken under this Agreement and to the procurement of such Regulatory Approval of Products.

     7.3 Reports. Bayer shall maintain records of all Development activities and all results of any trials, studies and other investigations conducted by or on behalf of Bayer under this Agreement. At least twice a year, Bayer shall provide the LLC written reports summarizing the Development status or otherwise respond informally and reasonably promptly upon the LLC's reasonable written request.

     7.4 Development of LLC Compounds. The LLC may develop LLC Compounds in the Research Field and pursue Regulatory Approval for products containing such LLC Compounds, provided the LLC allocates FTEs in addition to the original [ * ] FTEs, and/or funds for Third Party services, to perform such work. Bayer shall have the option set forth in Section 8.4 with respect to such LLC Compounds.

     7.5 Development of Exelixis Compounds And Products. Exelixis shall bear all costs and expenses incurred by it in connection with the discovery and development of compounds and products arising from its use of LLC Know-How and LLC Patents to discover compounds and develop products outside of its activities on behalf of the LLC. Bayer shall have the option set forth in Section 8.3 with respect to those compounds that are Exelixis Agrochemical Compounds.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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8.   Exclusivity; Further Bayer and Exelixis Rights

     8.1 Exelixis Exclusivity. During the Research Term, Exelixis shall not knowingly conduct or finance research in the Research Field except pursuant to this Agreement or otherwise as set forth in this Article 8. The Parties recognize that the nature of the Exelixis technology may make it difficult for Exelixis, acting in good faith, to know whether the results of its activities undertaken on behalf of Third Parties may be directed towards the Research Field. However, if in the course of performing work for any Third Party, Exelixis determines in good faith that its activities appear to be directed towards the Research Field, Exelixis shall refrain from any further work which appears to be so directed. The foregoing restriction on work within the Research Field includes that prohibition that Exelixis shall not knowingly engage in mechanism of action studies on behalf of Third Parties within the Research Field.

     8.2 Exelixis Independent Research Directed At [ * ]. [ * ] Exelixis may desire to initiate, on its own and not with a Third Party, a research project involving [ * ]. In such case it shall disclose to the LLC its planned activities and its reasons for believing that such work is worthwhile. If within [ * ] after the submission of a written proposal for such independent project to the LLC by Exelixis, the LLC does not elect in writing to Exelixis to include such project within the Research, then Exelixis may pursue such work on its own behalf, at its own expense and without collaboration with Third Parties (other than Exelixis consultants under customary consulting arrangements). Exelixis shall report to the LLC on a quarterly basis regarding its work under any such independent project. At [ * ], Exelixis may submit to the LLC a written report of its results to that point and request a determination as to whether the LLC desires to bring such project into the Research. If the LLC elects by written notice to Exelixis to bring such project within the Research, then the Parties shall negotiate at arm's length mutually acceptable terms and conditions for such project to be brought into the Research, the LLC shall allocate a sufficient number of FTEs in addition to those previously allocated to the Collaboration to continue the project with reasonable diligence, and the work shall thereafter be conducted as part of the Research. If the LLC does not elect to include such work within the Research, then Exelixis shall be free to pursue it thereafter, alone or with Third Parties.

     8.3 Exelixis Agrochemical Compounds. Prior to offering any Third Party the opportunity to acquire a license to research and develop an Exelixis Agrochemical Compound and/or commercialize an Exelixis Agrochemical Product, Exelixis shall provide Bayer with the opportunity to consider whether Bayer or an Affiliate of Bayer wishes to acquire a license in the Research Field or the Field of Use to the Exelixis Agrochemical Compound and any current or future Exelixis Agrochemical Products incorporating such Compound (except for those Exelixis Agrochemical Products for which Bayer has been offered but failed to exercise its option to license under this Section 8.3). When presenting Bayer the opportunity for any such license, Exelixis will provide Bayer in writing with information regarding [ * ]. The first time that Exelixis offers Bayer the opportunity to license in the Research Field or Field of Use an Exelixis Agrochemical Compound active against a particular Target, Exelixis shall also offer Bayer the opportunity to [ * ]. Subsequent offers to Bayer shall include those rights set forth in the previous sentence that, at the time of such offers, have not been exclusively licensed to a Third Party. Bayer shall have [
* ] after such offer in which to inform Exelixis in writing that Bayer or an Affiliate of Bayer is interested in acquiring such a license. If Bayer indicates such interest within the [ * ] period, then Exelixis and Bayer or Bayer's relevant Affiliate shall negotiate in good faith for up to [ * ] to reach agreement on the terms of a license agreement which shall be set forth in an executed license agreement. If Bayer fails to notify Exelixis of its interest or Exelixis and Bayer fail to execute a license agreement within the applicable period, then Bayer

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or its relevant Affiliate shall provide to Exelixis all information and data collected or generated by Bayer or its relevant Affiliate with respect to such Exelixis Agrochemical Compound and Bayer shall have no rights with respect to such Exelixis Agrochemical Compound or Exelixis Agrochemical Product and Exelixis shall have unrestricted rights to develop said Exelixis Agrochemical Compound and commercialize such Exelixis Agrochemical Product, without compensation to Bayer or the LLC other than that set forth in Section 9.4(b), either independently or in collaboration with one or more Third Parties, [ * ]. This Section 8.3 shall expire [ * ].

     8.4 LLC Compounds. Prior to offering any Third Party the opportunity to acquire a license to develop an LLC Compound in the Research Field and/or commercialize a product containing such LLC Compound in the Field of Use, the LLC shall provide Bayer with written notice of its intention to do so and all of the information then available to the LLC with respect to such LLC Compounds. When presenting Bayer the opportunity for any such license, the LLC will provide Bayer in writing with information regarding [ * ]. The first time that the LLC offers Bayer the opportunity to license within the Field of Use any LLC Compound active against a particular Target, the LLC shall also offer Bayer the opportunity to [ * ]. Subsequent offers to Bayer shall include those rights set forth in the previous sentence that, at the time of such offers, have not been exclusively licensed to a Third Party. Bayer shall have [ * ] after such offer in which to inform the LLC in writing that Bayer or an Affiliate of Bayer is interested in acquiring such a license. Thereafter, the LLC and Bayer (or such Bayer Affiliate) shall negotiate in good faith for up to [ * ] to reach agreement on the terms of a license agreement which shall be set forth in either an executed license agreement or an executed legally binding heads of agreement. If Bayer fails to notify the LLC of its interest or the LLC and Bayer (or such Bayer Affiliate) fail to execute a license agreement within the applicable period, then Bayer (or such Bayer Affiliate) shall have no rights with respect to such LLC Compound or product containing such LLC Compound and the LLC shall have unrestricted rights to develop such LLC Compound in the Research Field and commercialize such product containing such LLC Compound in the Field of Use either independently or in collaboration with one or more Third Parties. This
Section 8.4 shall expire [ * ].

     8.5 Exelixis Independent Research Collaborations [ * ]. Except as provided in the penultimate sentence of this Section 8.5, before Exelixis [ * ] whereby Exelixis would collaborate exclusively with such Third Party during the Research Term in an area that is [ * ], Exelixis shall notify Bayer and the LLC in writing in reasonable detail of any such opportunity and provide Bayer and the LLC with the same type and quality of information it would make available to such Third Party with respect to such opportunity. Bayer and the LLC shall thereafter have a [ * ] period in which to notify Exelixis in writing that Bayer or the LLC wishes to pursue such opportunity. The first such Party, if any, as between Bayer and the LLC, to provide Exelixis with timely notification of its interest in the opportunity shall have an additional [ * ] period in which to negotiate with Exelixis for and execute a binding agreement with Exelixis setting forth the terms of a collaboration encompassing the subject matter described by Exelixis in the information provided to Bayer and the LLC prior to the start of the [ * ] notice period. During the periods set forth above in this Section 8.5, Exelixis may [ * ] but may not [ * ], and may not [ * ]. If both Bayer and the LLC fail to notify Exelixis of its interest within the [ * ] period or Exelixis or any notifying Party fails to execute a license agreement within the [ * ]

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period, then neither Bayer nor the LLC shall have any rights with respect to such opportunity and Exelixis shall have unrestricted rights (except as set forth in Section 8.6) to pursue such collaborations with one or more Third Parties, without compensation to Bayer or the LLC, except as set forth in Sections 9.4(b) and (c). The option set forth in this Section 8.5 does not pertain to [ * ]. This Section 8.5 does not obligate Exelixis to enter into a collaboration with Bayer or the LLC that, in the sole discretion of Exelixis, Exelixis decides is not in its best interests.

  8.6 Exelixis Negative Covenant. Exelixis hereby covenants that it shall not commercialize in the Research Field an Exelixis Agrochemical Product for which it has an obligation under Section 8.3 to provide Bayer an opportunity to consider acquiring a license, unless it has fulfilled its obligations under
Section 8.3.  In addition, Exelixis shall [ * ].

  8.7 Bayer Undertaking Regarding [ * ]. [ * ], if Bayer elects to conduct or finance any work at a for-profit organization that is [ * ], then Bayer shall first offer to the LLC in writing the opportunity to perform such work. If (i) the LLC fails to notify Bayer within [ * ] following such offer that the LLC is interested in performing such work, (ii) the LLC fails, after timely notice, to [ * ] or (iii) Bayer and the LLC fail to execute within [ * ] after the LLC's timely notice a written agreement for the LLC to perform such work, then Bayer may conduct or finance such work at a Third Party for-profit organization. Except as provided in this Section 8.7, Bayer shall retain complete freedom of operation to conduct research and development activities [ * ].

  8.8 Collaboration Compounds. Prior to offering any Third Party the opportunity to acquire a license to develop a Collaboration Compound upon which Bayer has ceased Development, Bayer shall provide Exelixis with the opportunity in writing to consider whether Exelixis wishes to acquire a license to such Collaboration Compound. Bayer shall [ * ]. Exelixis shall have [ * ] following its receipt of such writing in which to inform Bayer in writing that it is interested in acquiring a license to such Collaboration Compound. Thereafter, Exelixis and Bayer shall have [ * ] in which to negotiate and execute a license agreement enabling Exelixis to further develop such Collaboration Compound and to make, have made, import, sell and offer to sell products incorporating such Collaboration Compound. This Section 8.8 does not obligate Bayer to enter into a license agreement with Exelixis that, in the sole discretion of Bayer, Bayer decides is not in its best interests. This Section 8.8 shall expire [ * ].

  8.9     Options for Pharmaceutical Collaborations

          (a) Exelixis hereby grants Bayer a royalty-free option to collaborate with Exelixis regarding the use of Cognate Targets, Non-Cognate Targets, and A List Reserved Targets that have human orthologues and LLC Assays based on such Targets for pharmacological research and development under still to be negotiated and agreed upon terms and provisions, provided that Bayer has a pharmaceutical division or Affiliate at the time of exercise of the option and further provided that Exelixis does not then have a pre-existing obligation that would prevent it from collaborating with Bayer with respect to such Target and such disease area.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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        (b) Exelixis hereby grants Bayer a royalty-free option to establish a pharmaceutical collaboration with Exelixis regarding a Selected Cognate Target, Selected Non-Cognate Target, or A List Reserved Target that has a human orthologue, provided that Bayer has a pharmaceutical division or Affiliate at the time of exercise of the option. If Bayer wishes to exercise this option, it shall notify Exelixis in writing within (i) [ * ], (ii) [ * ], or (iii) [ * ]. Such notification shall identify the Selected Cognate Target, Selected Non-Cognate Target or A List Reserved Target and the disease area in which it is interested in collaborating with Exelixis. Provided Exelixis does not then have a pre-existing obligation that would prevent it from collaborating with Bayer with respect to such Target and such disease area, Exelixis and Bayer shall have [ * ] (or longer upon mutual agreement) following receipt of such notification to negotiate and enter into a collaboration agreement regarding such Target and such disease area. During the [ * ] period Exelixis will not [ * ].

  8.10  Use of Targets in the Field of Animal Health.

        (a) Exelixis and Bayer shall have co-exclusive rights with the right to sublicense as permitted under Section 4.3 to pursue Unselected Non-Cognate Targets in the field of animal health (which is part of the Field of Use). Exelixis and Bayer may also perform Independent Research upon such Targets.

        (b) Bayer shall have exclusive rights (with the right to sublicense) to pursue Cognate Targets, and A List Reserved Targets, in the field of animal health (which is part of Field of Use). Exelixis may perform research in the field of animal health upon such Targets as follows: Exelixis shall not begin work on any genetic entry point that, at such time, is a Cognate Target, or an A List Reserved Target. If Exelixis discovers a Target during research that is at such time a Cognate Target or an A List Reserved Target, it can reveal the identity of such Target to its Third Party collaborator but cannot perform further work upon such Target in the field of animal health.

        (c) Commencing [ * ] after the delivery of an LLC Assay directed at a Selected Non-Cognate Target, Exelixis shall have the right (with the right to sublicense as permitted under Section 4.3) to pursue such Selected Non-Cognate Target in the field of animal health (which is part of the Field of Use), provided that Bayer is not then developing an animal health product based on such Target and further provided that any Exelixis collaboration with a Third Party regarding such Selected Non-Cognate Target is subject to approval by Bayer if [ * ], and [ * ]. Exelixis and Bayer may also perform Independent Research upon such Targets.

   8.11 Independent Research. Subject to Sections 8.1, 8.2, 8.5, 8.7 or as otherwise set out in this Agreement, Bayer, Exelixis and the LLC may each perform Independent Research during the Research Term.

9. Payments

   9.1 License Fee And Research Commitment Fee. The LLC shall pay Exelixis a license fee of $10,000,000 and a separate research commitment fee of $10,000,000 (for aggregate payments under this Section 9.1 of $20,000,000). Exelixis shall invoice the LLC (and send a copy of the first such invoice to Bayer) for one-half of each amount on the Effective Date

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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and the first anniversary of the Effective Date, and the LLC shall make such payment within [ * ] thereafter.

  9.2 Research Funding. From the Effective Date until the end of the Research Term, Exelixis will invoice the LLC (and send a copy of the first such invoice to Bayer) for and the LLC will make within [ * ] thereafter quarterly advance payments to Exelixis sufficient to pay for the number of Specified FTEs (as defined in Section 2.5(a)) then performing Research under this Agreement multiplied by the then current Annual FTE Rate. In any event, for each calendar quarter, the amount of research funding provided by the LLC to Exelixis shall be not less than one-quarter of the amount calculated in Section 2.5(a) and shall only exceed [ * ] in the event that the LLC commits to provide more than [ * ] in Research funding in the applicable Contract Year as set forth in Section 2.5(a).

  9.3 Milestone Payments. Commencing on the Effective Date, Bayer shall pay the LLC the following amounts within [ * ] after the LLC's invoice following the occurrence of each of the events specified below:

          (a) [ * ] upon (i) [ * ], (ii) [ * ] or (iii) [ * ];

          (b)       [ * ] upon [ * ];

          (c)       [ * ] upon [ * ]; and

          (d)       [ * ] upon [ * ].

  9.4     Premium Fee Payments.

          (a) Bayer Products. Bayer shall pay the LLC a running premium fee of [ * ] on the aggregate Net Sales of Bayer Products in addition to amounts payable above. For each Bayer Product, Bayer's obligations to pay premium fees will expire on a country-by-country basis on the later of: (i) [ * ] or (ii)
[ * ]. After the expiration of Bayer's premium fee obligation hereunder on a Bayer Product in a particular country, the license set forth in Section 11.5 with respect to such Bayer Product in such country shall continue in force perpetually with no further premium fee or other payment obligations.

          (b) Exelixis Agrochemical Products. Exelixis shall pay the LLC a running premium fee of: [ * ] from such Exelixis Agrochemical Product. Exelixis' obligations to pay premium fees will expire on a country-by-country basis on the later of: (A) [ * ] or (B) [ * ]. After the expiration of Exelixis' premium fee obligation hereunder on an Exelixis Agrochemical Product in a particular country, the license set forth in Section 11.3 with respect to such Exelixis Agrochemical Product in such country shall continue in force perpetually, with no further premium fee or other payment obligations.

          (c) Exelixis Human Health Products. Exelixis shall pay the LLC a running premium fee of the lesser of [ * ] on the aggregate Net Sales of each Exelixis Human Health Product or [ * ] of Exelixis' sublicensing income from such Exelixis Human Health Product. Exelixis' obligations to pay premium fees will expire, on a country-by-country basis on the later

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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of: (i) [ * ] or (ii) [ * ]. After the expiration of Exelixis' premium fee obligation on an Exelixis Human Health Product in a particular country, the license set forth in Section 11.3 with respect to such Exelixis Human Health Product in such country shall continue in force perpetually, with no further premium fee or other payment obligations.

     (d) Combination Products. If a Product contains a Collaboration Compound, an Exelixis Human Health Compound or Exelixis Agrochemical Compound combined as a single product with one or more other active ingredients (a "Combination Product"), then Net Sales of such Combination Product for premium fee purposes under Section 9.4 shall be calculated as follows: the Net Sales of the Combination Product shall be calculated in accordance with the definition of Net Sales under Section 1.47, and then such Net Sales shall be adjusted on a country-by-country basis as follows:

        (i) The Net Sales of such Combination Product shall be multiplied by the fraction A/(A+B), where A is [ * ]; or

        (ii) If the [ * ] is not available on an independent basis, the Net Sales of such Combination Product shall be multiplied by a percentage, determined by mutual agreement of the Parties, which represents [ * ].

        (iii) In the case a synergistic effect of at least [ * ] times results from the combination of active ingredients in the sold Combination Products based on evidence on the active ingredients, the Party paying premium fees for such Product shall give the Party or Parties to whom premium fees are due notice thereof. The relevant Parties shall promptly after such notice meet to negotiate and agree in good faith upon a commercially reasonable adjustment of Net Sales for such Combination Product. Such adjustment shall be based on a reasonable measure, as agreed by the relevant Parties in good faith, of the economic value of the contribution of the Collaboration Compound, Exelixis Human Health Compound or Exelixis Agrochemical Compound as compared to the economic value of the contribution of the other active ingredient(s) in such Combination Product.

  9.5 Reports on Payments. After the first commercial sale of a Product on which payments are to be made by Bayer or Exelixis hereunder, the Party with a payment obligation shall make quarterly written reports to the other Parties within [ * ] after the end of each calendar quarter, stating in each such report, separately for each selling Party and each of its Affiliates and sublicensees, the number, description, and aggregate Net Sales, by country, of each Product sold during the calendar quarter upon which a payment is to be made under Section 9.4 above. Subject to any reductions permitted pursuant to the express terms of this Agreement, concurrently with the making of such reports, the Party with the payment obligation shall deliver such payment to the Party or Parties entitled to such payment.

  9.6 Payment Method. All payments due under this Agreement shall be noncreditable and nonrefundable, except as to errors, and as to any amounts disputed in good faith and determined not to have been due or agreed by the relevant Parties not to be due, and shall be made by bank wire transfer in immediately available funds to an account designated by the LLC. All payments hereunder shall be made in United States dollars.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  9.7     Place of Payments and Currency Conversions.  If any currency conversion is required in connection with the calculation of payments hereunder, such conversion shall be made using the selling exchange rate for conversion of the Wall Street Journal for the last business day of the calendar quarter to which such payment pertains. If at any time legal restrictions prevent the prompt remittance of any payments owed on Net Sales in any jurisdiction, Bayer or Exelixis may make such payments by depositing the amount thereof on local currency in a bank account or other depository in such country in the name of the LLC. Bayer or Exelixis shall promptly notify the LLC in writing, of the circumstances leading to such deposit and, at the LLC's request, cooperate with the LLC to repatriate such amounts.

  9.8     Records; Inspection.

         (a) Bayer and Exelixis and their Affiliates and sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement. Such books and records shall be kept at the principal place of business of such Party, as the case may be, for at least [ * ] years following the end of the calendar quarter to which they pertain.

         (b) Such records will be open for inspection during such [ * ] year period by a public accounting firm to whom Bayer or Exelixis, as applicable, has no reasonable objection, solely for the purpose of verifying payment statements hereunder. Such inspections may be made not more than once each calendar year, at reasonable times and on reasonable prior written notice. Inspections conducted under this Section 9.8 shall be at the expense of the requesting Party, unless a variation or error producing an increase exceeding five percent (5%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and the full amount of any unpaid amounts that are so discovered will be paid promptly by Bayer or Exelixis, as applicable.

         (c) All information concerning payments and reports, and all information learned by a Party in the course of any audit or inspection shall be subject to the confidentiality provisions set forth in Article 18 of the Operating Agreement. The public accounting firm employees shall sign customary confidentiality agreement as a condition precedent to their inspection and shall report to the LLC only that information which would be contained in a properly prepared payment report by Bayer or Exelixis, as applicable.

         (d) Upon request and subject to confidentiality, any Party shall provide a written explanation of the discovery and development of any compound that the requesting Party reasonably suspects may be a Collaboration Compound, Exelixis Agrochemical Compound or Exelixis Human Health Compound. If the Parties cannot agree within [ * ], the requesting Party shall: (i) engage an independent, mutually acceptable technical consultant within [ * ] who is bound by an appropriate confidentiality agreement to review the source documents for such discovery and development and determine whether the compound is royalty-bearing to the LLC, (ii) in the event that no mutually agreeable technical consultant is found, each Party may engage its own technical consultant within such [ * ] period and those two consultants shall pick within [ * ] days thereafter a third consultant to perform the review and make such determination, or (iii)

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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be deemed to have agreed that the compound in question is not royalty-bearing to the LLC. The Party whose view is contrary to the decision of the consultant shall bear the cost of such review.

  9.9     Withholding Taxes.

          (a) Any Party with a premium fee payment obligation under this Agreement shall have the right to deduct from the premium fee payments the tax which a receiving Party is liable to pay thereon under the tax law of the country from which such payment is being made. The party receiving such payment shall immediately be sent a tax receipt certifying the payments of the tax, so that such receiving Party may use it for claiming a credit on the tax payable by it in its own country. No deduction shall be made if the receiving Party furnishes a document from the tax authorities of the country from which such payment is being made by the time of the payment of the premium fees certifying that the premium fees are exempt from withholding.

          (b) German value added tax (VAT) will be administered by Bayer for the LLC. The LLC will not invoice any VAT to Bayer.

          (c) Each Party undertakes to cooperate with the other Parties to achieve lawful tax arrangements which are most favorable for all Parties, without prejudice to the rights or treatment of any one Party.

  9.10 Subscription Fees. Commencing on the Effective Date, LLC may license the Sequence Database to Third Parties.

  9.11 Relationship To Licenses. The premium fee payments provided for herein are in consideration of the various services, covenants, allocations of rights, and grants of licenses set forth in this Agreement. Such premium fees shall be paid regardless of whether the recipient of such payment then possesses intellectual property which covers the Product which is the subject of the premium fee payment, and similarly, such payments shall expire at the end of the term set forth in Section 9.4(a), 9.4(b), or 9.4(c), respectively, even if the Party previously receiving such payments continues to hold intellectual property which covers such Product.

  9.12 Late Payment Penalty. Any payment due under this Article 9 that is not paid by [ * ] after the payment's due date shall accrue interest, which must be paid by the Party with the payment obligation to the recipient Party, on a daily basis at a rate equal to [ * ] (or the maximum amount permitted by law, if less), from the date first owed until paid.

10.  Inventions and Patents

     10.1    Ownership of Research Intellectual Property.

             (a) Bayer shall own the entire right, title and interest in and to any and all inventions, developments, results, know-how and other Information, and all intellectual property relating thereto, made solely by Bayer and its employees or agents and arising from work performed pursuant to this Agreement after the Effective Date, and Patents covering such intellectual property.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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      (b) The LLC shall own the entire right, title and interest in and to any and all inventions, developments, results, know-how and other Information (other than Core Improvements), and all intellectual property relating thereto, made solely by the Dedicated FTEs and Shared FTEs and arising from work performed pursuant to this Agreement after the Effective Date, and Patents covering such intellectual property.

      (c) Exelixis shall own the entire right, title and interest in and to any and all inventions, developments, results, know-how and other Information, and all intellectual property (including Patents) relating thereto, and made solely by employees or agents of Exelixis other than Dedicated and Shared FTEs and arising from work performed pursuant to this Agreement after the Effective Date, and Patents covering such intellectual property.

      (d) Exelixis shall own the entire right, title and interest in and to any and all inventions, developments, results, know-how and other Information relating to Core Improvements, and all intellectual property relating thereto, and Patents covering such intellectual property.

      (e) Subject to the provisions of Section 10.3(d), the Joint Inventions and Joint Patents shall be jointly owned by the Parties that made, whether directly or through their employees or agents (which, in the case of the LLC, shall be the Dedicated FTEs and the Shared FTEs), such Joint Inventions and Joint Patents. Each inventing Party shall each own an undivided one-half or one-third (if the number of inventing Parties is two or three, respectively) interest in and to such Joint Inventions or Joint Patents. Each joint owner shall have the right to grant licenses under or to assign its interest in, such Joint Patents, only to the extent as provided for in this Agreement or as otherwise agreed in writing by the other joint owner(s). Each Party shall have the right to grant licenses under its interest in any Joint Patent to the other Parties and their Affiliates. Bayer may freely grant a license to Bayer AG or an Affiliate of Bayer under or assign to Bayer AG or an Affiliate of Bayer, Bayer's ownership interest in any Joint Patent. All questions concerning inventions and/or inventorship and/or the construction of or effect of Patents shall be decided in accordance with the laws relating to inventorship and other relevant laws of the country in which the particular Patent has been filed or granted, as the case may be.

      (f) The Sequence Library and the Sequence Database will be owned exclusively by the LLC, subject to the licenses granted herein to Exelixis and Bayer.

 10.2 Disclosure of Patentable Inventions. In addition to the disclosures required under Sections 2.6 and 7.3, each Party shall submit a written report to the other Parties within [ * ] after the end of each quarter describing any invention arising during the prior quarter in the course of the Research done during the Research Term which it believes may be patentable. The LLC and Exelixis shall provide Bayer with drafts of any patent application which discloses an LLC Assay or Target prior to filing, allowing adequate time for review and comment by Bayer if possible; provided, however, that the LLC and/or Exelixis shall not delay the filing of any patent application pursuant to
Section 10.3 below.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  10.3    Patent Prosecution and Maintenance; Abandonment.

          (a)       Exelixis Patents.

                    (i) Exelixis shall retain control over, and shall bear all expenses related to, the filing, prosecution, and maintenance of all Exelixis Patents; except as set forth in Section 10.3(a)(ii).

                    (ii) If Exelixis elects to cease prosecution of or not maintain any Exelixis Patent that [ * ], Exelixis shall notify [ * ] in writing not less than [ * ] before any relevant deadline. [ * ] shall have the right to assume control over the prosecution or maintenance of such Exelixis Patent, provided that [ * ] shall bear all expenses related thereto; but title to any such Exelixis Patent shall remain in Exelixis.

          (b)       LLC Patents.

                    (i) The LLC shall retain control over, and shall bear all expenses related to, the filing, prosecution, and maintenance of all LLC Patents, except as set forth in Section 10.3(b)(ii).

                    (ii) If the LLC elects to cease prosecution of or not maintain any LLC Patent, the LLC shall notify Bayer and Exelixis in writing not less than [ * ] before any relevant deadline. If Bayer gives notice to Exelixis within [ * ] of notification from the LLC, Bayer shall have the right to assume control over the prosecution or maintenance of such LLC Patent, provided that Bayer shall bear all expenses related thereto; but title to any such LLC Patent shall remain in the LLC. If Bayer does not give such notice, Exelixis shall have the right to assume control over the prosecution or maintenance of such LLC Patent, provided that Exelixis shall bear all expenses related thereto; but title to any such application or patent shall remain in the LLC.

          (c) Bayer Patents. Bayer shall retain control over, and shall bear all expenses related to, the filing, prosecution and maintenance of all Bayer Patents.

          (d) Joint Patents.

              (i) Control. The Parties or Party at the time owning any Joint Patent shall jointly or solely, as applicable, control the filing, prosecution, and maintenance of such Joint Patent.

              (ii) Expenses and Relinquishment of Ownership.

                   (1) Bayer shall bear all expenses related to the filing, prosecution, and maintenance of all Joint Patents at the time jointly owned by Bayer. If Bayer elects to not pay any expense related to such Joint Patent, Bayer shall notify the other joint owner(s) of such Joint Patent in writing not less than two (2) months before any relevant deadline, and such notification shall constitute a relinquishment by Bayer of its ownership interest in such Joint Patent, which shall thereafter be jointly or solely owned by the remaining joint owner(s).

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                   (2) The LLC shall bear all expenses related to the filing, prosecution, and maintenance of all Joint Patents at the time jointly owned by the LLC and not jointly owned by Bayer. If the LLC elects to not pay any expense related to such Joint Patent, the LLC shall notify Exelixis in writing not less than one (1) month before any relevant deadline, and such notification shall constitute a relinquishment by the LLC of its ownership interest in such Joint Patent, which shall thereafter be solely owned by Exelixis.

                   (3) Each of the LLC and Exelixis shall bear all expenses related to the filing, prosecution, and maintenance of all Joint Patents of which it is then a sole owner.

     10.4    Confidential Treatment. All information disclosed under Sections
10.2 and 10.3 shall be treated as confidential and subject to the terms set forth in Article 18 of the Operating Agreement.

11.  Licenses

     11.1    LLC Research License.

             (a) Bayer hereby grants the LLC a fully paid-up, nonexclusive, worldwide license, with the right to sublicense only for LLC Assay development purposes, under all relevant Bayer Know-How and Bayer Patents to conduct its Research activities within the Research Field under this Agreement, including without limitation making and using making and using the Bayer Pesticides and the LLC Assays for Research purposes and making the Sequence Library. Such license shall expire at the end of the Research Term unless it is continued pursuant to Section 14.5. This license does not grant the LLC any commercialization rights, i.e. to make or use Bayer Compounds or Collaboration Compounds.

             (b) Exelixis hereby grants the LLC a fully paid-up, worldwide license, with the right to sublicense only for LLC Assay development purposes, under all relevant Exelixis Patents and Exelixis Know-How to perform Research activities within the Research Field under this Agreement. Such license shall be exclusive, but shall expire at the end of the Research Term unless such license is continued thereafter on a non-exclusive basis pursuant to Section 14.4.

     11.2    Bayer Research License.

             (a) Exelixis hereby grants the LLC a non-exclusive, fully paid-up, worldwide license (with the right to sublicense only to Bayer) under all relevant Exelixis Know-How and Exelixis Patents that are necessary to enable Bayer to conduct Bayer's permitted Research and Development activities hereunder in the Field of Use to identify and select Collaboration Compounds, including the right to make and use the Selected Assays within the Field of Use for the sole purpose of identifying Collaboration Compounds. Subject to Section 4.5, the LLC may not sublicense to Bayer the right: (i) to make or use Targets pursued by the LLC or Exelixis or a licensee of either of them, pursuant to Section 4.3 or 5.3, (ii) to make or use an LLC Assay that is not a Selected Assay, (iii) to use a Selected Assay outside of the Field of Use, or (iv) except with the written consent of Exelixis, any right to practice Third Party technology which has been licensed to Exelixis.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     (b) Except to the extent of the limitations set forth in the final sentence of Section 11.2(a), the LLC hereby grants Bayer a fully paid-up, worldwide sublicense under the license set forth in Section 11.2(a).

     (c) The LLC hereby grants Bayer a non-exclusive, fully paid-up, worldwide license under all relevant LLC Know-How and LLC Patents to enable Bayer to conduct Bayer's Research and Development activities hereunder in the Field of Use to identify and select Collaboration Compounds, including the right to make and use the Selected Assays for the sole purpose of identifying Collaboration Compounds. Subject to Section 4.5, this license does not grant Bayer the right:
(i) to make or use Targets pursued by the LLC or Exelixis or a licensee of either of them, pursuant to the Section 4.3 or 5.3, (ii) to make or use an LLC Assay that is not a Selected Assay, or (iii) to use a Selected Assay outside of the Field of Use. Bayer may use the following Confidential Information of the LLC use in its Independent Research in any field, provided that Bayer does not [*] using such Confidential Information: [ * ]. Bayer may petition the LLC at any time during the term of this Agreement to add certain Confidential Information of the LLC to the foregoing list. Such addition shall only be made upon the mutual written agreement of all of the Parties.

     (d) Bayer may not sublicense its rights under the license and sublicense granted in this Section 11.2, except to Affiliates or Third Party contractors performing such Research and Development activities solely on Bayer's behalf.

11.3 Licenses to Exelixis.

     (a) Bayer hereby grants to the LLC a fully paid-up, worldwide non-exclusive license, with the right to sublicense only to Exelixis, under all relevant Bayer Know-How and Bayer Patents that arise from work performed under this Agreement solely for Exelixis to conduct its permitted activities in research, development and commercialization (other than Independent Research) in the Field of Use and outside the Field of Use under this Agreement. This license does not grant Exelixis any rights to make or use Bayer Pesticides, Bayer Compounds, Collaboration Compounds or LLC Compounds.

     (b) The LLC hereby grants Exelixis a fully paid-up, worldwide exclusive sublicense under the license granted in Section 11.3(a), solely for Exelixis to conduct its permitted activities in research, development and commercialization (other than Independent Research) in the Field of Use and outside the Field of Use under this Agreement. Exelixis may grant sublicenses under this sublicense only to permitted Third Party collaborators of Exelixis and only for the purposes of collaboratively pursuing Exelixis' permitted research, development and commercialization activities in the Field of Use and outside the Field of Use under this Agreement. This license does not grant Exelixis any rights to make or use Bayer Pesticides, Bayer Compounds, Collaboration Compounds or LLC Compounds.

     (c) Except to the extent of the of the exclusivity specified in this Agreement, the LLC hereby grants Exelixis a fully paid-up, worldwide license, with the right to sublicense, under all relevant LLC Patents and the LLC Know-How to perform research, development and commercialization activities outside the Research Field. Such license shall be exclusive except as to Bayer's and the LLC's permitted uses of Selected Assays, Bayer Assays and LLC Assays

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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under this Agreement. Such license shall not convey any rights to make, use or sell Bayer Pesticides, Bayer Compounds, Collaboration Compounds or LLC Compounds. Exelixis may use the following Confidential Information of the LLC in Exelixis' Independent Research in any field, provided that Exelixis does not [ * ] using any of the following LLC Confidential Information: [ * ]. Exelixis may petition the LLC at any time during the term of this Agreement to add certain Confidential Information of the LLC to the foregoing list.
Such addition shall only be made upon the mutual written agreement of all of the Parties.

       (d) The LLC hereby grants Exelixis an exclusive, fully worldwide license, with the right to sublicense, under all relevant LLC Patents and LLC Know-How to perform Research, Development and commercialization activities in the Research Field as permitted under Sections 4.3 and 4.6.

  11.4 Development License.

       (a) Exelixis hereby grants the LLC a worldwide, exclusive license (with the right to sublicense only to Bayer) under all relevant Exelixis Know-How and Exelixis Patents for Bayer to conduct Development of Collaboration Compounds.

       (b) The LLC hereby grants Bayer a worldwide, exclusive sublicense under the license set forth in Section 11.4(a) (with the right for Bayer further to sublicense) for Bayer to conduct Development of Collaboration Compounds.

       (c) The LLC hereby grants to Bayer a worldwide, exclusive license (with the right to sublicense) under all relevant LLC Know-How and LLC Patents to conduct Development of Collaboration Compounds.

       (d) Bayer may not sublicense its rights under the license and sublicense granted in Section 11.4(b) except to Affiliates or Third Party contractors performing such Development activities solely on Bayer's behalf.

  11.5 Commercialization License.

       (a) The LLC hereby grants Bayer and its Affiliates a worldwide, exclusive license (with the right to sublicense) under all relevant LLC Know-How and LLC Patents, to the extent required for Bayer, its Affiliates and sublicensees to make, have made, use, have used, import, have imported, offer to sell, sell and have sold Bayer Products in the Field of Use.

       (b) Exelixis hereby grants Bayer and its Affiliates a worldwide, exclusive license (with the right to sublicense) under all relevant Exelixis Know-How and Exelixis Patents, to the extent required for Bayer, its Affiliates and sublicensees to make, have made, use, have used, import, have imported, offer to sell, sell and have sold Bayer Products in the Field of Use.

  11.6 Joint Patents. Each Party shall have a worldwide, co-exclusive right to practice the Joint Patents in which it has an ownership interest arising from the work under this Agreement without any duty to account. Except for licensing rights and assignment rights expressly granted herein, such right shall not include a right to grant sublicenses or assignments

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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of ownership interest (other than from Bayer to Bayer AG or a Bayer Affiliate), except with the mutual consent of all of the owners.

  11.7 Sublicenses of Third Party Technology. To the extent that any of the licenses granted herein include sublicenses of technology licensed from a Third Party to a Party, each such sublicense is subject to the terms of the license agreement between such Party and such Third Party.

  11.8 Negative Covenant. Each Party agrees that it will not practice technology licensed to it under this Agreement outside the scope of the licenses granted herein. Except as specifically provided herein, no Party grants to the other Parties any license, express or implied, to any technology, know-how, inventions, improvements, trade secrets or materials that it possesses. Upon the termination of the Research, neither party shall have any implied license to any technology, know-how, inventions, improvements, trade secrets or materials of the other Party except as specifically provided herein.

  11.9 Certain Commitments As To Licenses. Each Party will use its respective commercially reasonable diligent efforts during the Research Term (which efforts will not, absent express prior written agreement of the relevant Party hereto, require any Party to pay additional money, whether by increased royalty rates or other payments, or grant additional rights, to any Third Party) as follows:

          (a) Bayer Commitments. On the part of Bayer, to provide, with respect to licenses as to which Bayer or its Affiliates become licensees after the Effective Date within the Research Field, and/or within such areas outside of the Research Field in which the LLC has, pursuant to Section 2.4 of the Operating Agreement, designated to be of interest to the LLC, for such license rights to be sublicensed to the LLC, with or without a further right of the LLC to sublicense them to Exelixis; and

          (b) Exelixis Commitments. On the part of Exelixis, to provide, with respect to licenses as to which Exelixis or its Affiliates become licensees after the Effective Date within the Research Field, and/or within such areas outside of the Research Field in which the LLC has, pursuant to Section 2.4 of the Operating Agreement, designated to be of interest to the LLC, for such license rights to be sublicensed to the LLC, with or without a further right of the LLC to sublicense them to the Bayer; and

          (c) LLC Commitments. On the part of the LLC, provide, with respect to licenses, other than from Bayer or Exelixis, as to which the LLC becomes a licensee after the Effective Date within the Research Field, and/or within such areas outside of the Research Field in which the LLC has, pursuant to Section
2.4 of the Operating Agreement, designated to be of interest to the LLC, for such license rights to be sublicensed by the LLC to Bayer and Exelixis.

12.  Enforcement of Patent Rights

     12.1 General. Each Party will provide notice to the other Parties of any infringement of an Exelixis Patent, LLC Patent, Bayer Patent, or Joint Patent. In any action to enforce any of such Patents against alleged infringement, the Party or Parties prosecuting such action shall bear

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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all costs and expenses thereof, and the other Parties will provide reasonable assistance, if requested, in such action at the expense of the Party or Parties prosecuting such action.

  12.2 Exelixis Patents. Exelixis shall have the first right, but not the obligation, to enforce the Exelixis Patents (other than the Joint Patents) against any infringer. Any amounts recovered by Exelixis from an infringer of such Patents shall be retained by Exelixis. If Exelixis does not exercise such right within [ * ] after notice of infringement of an Exelixis Patent (other than a Joint Patent) [ * ], then [ * ] has the right to enforce such Exelixis Patent in the name of Exelixis. Any amounts recovered by [ * ] from an infringer of such Exelixis Patent shall first be applied to reimburse [ * ] costs and expenses of the action, and any remaining amounts shall be treated as revenue of [ * ].

  12.3 LLC Patents. The LLC shall have the first right, but not the obligation, to enforce the LLC Patents (other than the Joint Patents) against any infringer. If the LLC does not exercise such right within [ * ] after notice of infringement of an LLC Patent, then Exelixis and Bayer shall each have the right, but not the obligation, to enforce such LLC Patent in the name of the LLC, and shall agree on which of them shall enforce such LLC Patent. Any amounts recovered by an enforcing Party from an infringer of such LLC Patent shall first be applied to reimburse such enforcing Party's costs and expenses of the action, and any remaining amounts shall be treated as revenue of [ * ].

  12.4 Bayer Patents. Bayer shall have the sole right, but not the obligation, to enforce the Bayer Patents (other than the Joint Patents) against any infringer. Any amounts recovered by Bayer from an infringer of such Patents shall be retained by Bayer.

  12.5    Joint Patents.

          (a) In the case of a Joint Patent that is at the time jointly owned by two or more Parties, each then jointly owning Party shall have the right, but not the obligation, to enforce such Joint Patent in the name of the then joint owners, and the then jointly owning Parties shall agree on which of them shall enforce such Joint Patent. Any amounts recovered by an enforcing Party from an infringer of such Joint Patent shall first be applied to reimburse such enforcing Party's costs and expenses of the action, and any remaining amounts shall be divided equally among those Parties that had agreed to accept the obligation of enforcement.

          (b) In the case of a Joint Patent that has become solely owned by a Party, that Party shall have the right, but not the obligation, to enforce such Patent against any infringer. Any amounts recovered by such Party from an infringer of such Patent shall be retained by such Party.

13.  Indemnification

     13.1    Collaboration Compounds and Products.  Subject to compliance with
Section 13.3, Bayer shall indemnify, defend and hold harmless Exelixis, its Affiliates, the LLC and their respective agents and employees, from and against any and all losses, liabilities, damages, costs, fees and expenses, including reasonable legal costs and attorneys' fees ("Losses") resulting from a Third Party claim, suit or action concerning and to the extent attributable to a Collaboration

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Compound, a Bayer Product or the permitted use of a Bayer Pesticide, but excluding any Losses resulting from the gross negligence or intentionally wrongful act or omission of the LLC, Exelixis, its Affiliates or sublicensees or any of their employees or agents.

     13.2 Exelixis Products and Personnel. Subject to compliance with Section 13.3, Exelixis shall indemnify, defend and hold harmless Bayer, its Affiliates, the LLC and their respective agents and employees, from and against any and all losses, liabilities, damages, costs, fees and expenses, including reasonable legal costs and attorneys' fees ("Losses") resulting from (a) a Third Party claim, suit or action concerning and to the extent attributable to an Exelixis Agrochemical Compound, Exelixis Human Health Compound or a Product containing such a Compound, and (b) a Third Party claim, suit or action arising from Exelixis' employment relationship with personnel providing FTE services under this Agreement (including without limitation claims based on personal injury or unlawful discharge), but in each case excluding any Losses resulting from the gross negligence or intentionally wrongful act or omission of the LLC, Bayer, its Affiliates or sublicensees or any of their employees or agents.

     13.3 Indemnity Procedure. In the event a Party is seeking indemnification under Section 13.1 or 13.2, the Party seeking indemnification shall inform the indemnifying Party in writing of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and, at the expense of the indemnifying Party, shall cooperate as reasonably requested in the defense of the claim. Each indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party if representation of the indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests among the Parties. The indemnifying Party may not settle such action or claim, or otherwise consent to an adverse judgment in such action or claim, that diminishes the rights or interests of an indemnified Party without the express written consent of such indemnified Party.

14.  Term of Agreement And Termination

     14.1 Term. This Agreement shall expire upon the latest of: (a) the end of Research Term, (b) the expiration of all payment obligations of Bayer and Exelixis hereunder, and (c) the expiration of all LLC Patents. Sections 10.1 and 11.6, Articles 13, 14, 15 and 16, and the commercialization licenses set forth in Sections 11.3 and 11.5 shall survive such expiration.

     14.2 Termination of Research Term. Upon the termination of the Research Term pursuant to Section 2.1 or 14.7, the licenses granted to the LLC under Section 11.1 shall terminate. If such termination of the Research Term was due to dissolution of the LLC, then Exelixis shall use all unspent research payments as of the effective date of such termination to wind down the LLC's Research efforts in an orderly manner with Bayer deemed to have granted an appropriate license to allow Exelixis to perform such wind down activities. If such termination of the Research Term was not due to dissolution of the LLC, then Bayer and the LLC shall have the right to cause Exelixis to perform continuing research (i.e. Target identification and LLC Assay development) pursuant to a Research Plan mutually agreed by Bayer and Exelixis for a period of one (1) year beyond the end of the Research Term to complete the development of LLC programs under way at the end of the Research Term. If Bayer and the LLC exercise the aforementioned right, they shall be deemed to have granted appropriate

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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licenses to Exelixis under the Bayer Know-How, Bayer Patents, LLC Know-How and
LLC Patents to enable Exelixis to perform such continuing research; such licenses shall expire at the end of such one-year period. The number of FTEs to be supported during such one-year period shall be mutually agreed by Bayer and Exelixis, and Bayer shall pay Exelixis for such work at the Annual FTE Rate then in effect. Thereafter, such research shall cease, Bayer's payment obligations under Section 9.2 shall cease, provided that Bayer shall make all such payments which had accrued prior to the date of such termination, and each Party's rights and obligations under this Agreement (other than those limited to the Research
Term) with respect to Targets, LLC Assays, Bayer Assays, LLC Compounds, Collaboration Compounds, Exelixis Agrochemical Compounds, Exelixis Human Health Compounds, Products and Exelixis' rights outside the Research Field shall continue as specified in this Agreement. This Agreement shall continue in effect until the date set forth in Section 14.1 or until terminated pursuant to Section 14.3.

  14.3    Material Breach.

          (a) If any Party believes that another Party is in material breach of this Agreement, such Party (the "Non-Breaching Party") shall give notice of such alleged breach to each Party which it believes to be in material breach (the "Breaching Party"), with a concurrent notice to the other Party. Such notice shall state with specificity the nature of the breach. If the Breaching Party either cures such breach within sixty (60) days of such notice or, if it is not possible to cure such breach within such sixty (60) day period, the Breaching Party commences diligent, good faith efforts to cure such breach during such sixty (60) day period and continues using such efforts for a prompt and successful cure of the breach, then the Non-Breaching Party shall have no further remedy except the right to recover money damages, if any, through arbitration pursuant to Article 17 of the Operating Agreement and to protect its rights in Confidential Information and intellectual property, either through arbitration or judicial relief.

          (b) If the Breaching Party does not cure the alleged breach as provided in Section 14.3(a), the Non-Breaching Party shall have the right to commence an arbitration pursuant to Article 17 of the Operating Agreement to either (i) seek specific performance of this Agreement and/or recover money damages, or (ii) seek to terminate this Agreement and exercise the rights of a non-defaulting Party set forth in Section 14.2(c) or 14.2(d) of the Operating Agreement (termination and dissolution of the LLC or purchase of the interest of the Defaulting Party). If the arbitrator determines that a material breach of this Agreement has occurred, the arbitrator shall order specific performance and/or the payment of money damages, unless the arbitrator determines either that such relief would be inadequate to compensate the Non-Breaching Party for the harm resulting from the breach or that in view of the circumstances then prevailing, the Breaching Party cannot provide adequate assurances that if this Agreement and the LLC were to continue, the Non-Breaching Party would in the future receive the benefits of its bargain set forth herein and therein. If the arbitrator makes a determination that specific performance and/or money damages would be inadequate or that the Breaching Party cannot provide such adequate assurances, then the Non-Breaching Party may terminate this Agreement and make either of the elections set forth in Section 14.2(c) or 14.2(d) of the Operating Agreement.

  14.4 Acquisition Of The LLC By Bayer. Under certain circumstances set forth in Article 13 of the Operating Agreement, Bayer has the right to purchase Exelixis' ownership

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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interest in the LLC. In the event Bayer concludes such a transaction, the following terms and conditions shall apply. In any appraisal of the value of the LLC for purposes of establishing the price of any such transaction, the appraiser shall value the LLC on the basis that the terms and conditions set forth in this Section 14.4 shall be in effect as of the closing of such acquisition.

     (a) Bayer's acquisition of Exelixis' ownership interest in the LLC shall terminate any right of Exelixis to receive a portion of the premium fees payable by Bayer under Section 9.4(a). However, the premium fee obligations of Exelixis set forth in Sections 9.4(b) and 9.4(c) shall continue in effect.

     (b) Exelixis shall provide continuing Research services to the LLC for a period of twelve (12) months following the closing of Bayer's acquisition of Exelixis' interest in the LLC, provided that (i) such work is limited to a continuation of projects underway at the time of such closing, or related work agreed to by Exelixis, (ii) Bayer or the LLC pays Exelixis for its FTEs engaged in such transitional work at the Annual FTE Rate then in effect, and (iii) the level of FTE effort devoted by Exelixis to the LLC research shall wind down in an orderly manner mutually agreed in writing by Bayer and Exelixis.

     (c) The ownership and license rights applicable to all Assays, Compounds, Products, and Targets in existence immediately prior to the closing of such transaction shall continue without modification, except that the license granted to the LLC in Section 11.1(b): (i) shall continue on an exclusive basis for twelve (12) months following the closing of such transaction, following which it shall continue perpetually on a nonexclusive basis, subject to the modification set forth in the following sentence, and (ii) may be sublicensed by the LLC to Bayer and its Affiliates (but not to any Third Party). At the end of the exclusive period described in the preceding clause (i), the license from Exelixis to the LLC shall be modified to exclude any license under Third Party technology licensed to Exelixis and sublicensed to the LLC pursuant to Section 11.1(b). Rights with respect to Targets, assays, compounds and products arising from the activities of the Parties under this Agreement shall not be affected by reason of the acquisition by Bayer, except to the extent that the Research Term shall then be deemed to have ended as of such closing and, accordingly, the duration of certain provisions of this Agreement will be affected.

     (d) Exelixis shall cooperate reasonably in enabling Bayer and the LLC to replicate the ability to use the Exelixis technology which was used by the Dedicated FTEs and Shared FTEs in the performance of Research on behalf of the LLC in the twelve (12) months prior to the closing of the acquisition by Bayer. Bayer or the LLC shall bear all costs associated with such replication of technology and shall reimburse Exelixis for any costs incurred by Exelixis in that regard (with internal resources to be reimbursed at the Annual FTE Rate then in effect and out-of-pocket costs which exceed the customary inclusions within the Annual FTE Rate to be reimbursed at cost). This Section 14.4(d) shall not require Exelixis to transfer or sublicense to the LLC any licenses to practice Third Party technology, but Exelixis shall (i) cooperate with the LLC in approaching any such Third Parties from which Exelixis has licensed technology used in the Research to seek licenses directly from such Third Party to the LLC, and (ii) in those cases, if any, where Exelixis holds an exclusive license with a right of sublicense, Exelixis shall negotiate in good faith to grant such a sublicense to the LLC on a basis which generates no net profit to Exelixis and imposes no net cost on Exelixis by reason of such sublicense or as a result of the LLC's use of such sublicensed technology. By way of example, under this Section 14.4(d),

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Exelixis shall cooperate with the LLC in enabling the LLC to purchase equipment and supplies from Exelixis' vendors, shall share with Exelixis reasonable quantities of specialty chemicals not readily available from vendors (with reimbursement of the manufacturing cost of such chemicals), and shall demonstrate to LLC personnel the use of Exelixis technology.

  14.5 Acquisition Of The LLC By Exelixis. Under certain circumstances set forth in Article 13 of the Operating Agreement, Exelixis has the right to purchase Bayer's ownership interest in the LLC. In the event Exelixis concludes such a transaction, the following terms and conditions shall apply. In any appraisal of the value of the LLC for purposes of establishing the price of any such transaction, the appraiser shall value the LLC on the basis that the terms and conditions set forth in this Section 14.5 shall be in effect as of the closing of such acquisition.

          (a) Exelixis' acquisition of Bayer's ownership interest in the LLC shall terminate any right of Bayer to receive a portion of the premium fees payable by Exelixis under Sections 9.4(b) and 9.4(c). The premium fee obligations of Bayer set forth in Section 9.4(a) shall continue in effect but shall be reduced to a rate of [ * ].

          (b) Exelixis shall provide continuing Research services to the LLC for the benefit of Bayer for a period of up to twelve (12) months following the closing of Exelixis' acquisition of Bayer's interest in the LLC, provided that
(i) such work is limited to a completion of any LLC Assays already under development at the time of such closing, (ii) Bayer or the LLC pays Exelixis for its FTEs engaged in such transitional work at the Annual FTE Rate then in effect, and (iii) the level of FTE efforts devoted by Exelixis to the LLC research shall wind down in orderly manner mutually agreed in writing by Bayer and Exelixis.

          (c) The ownership and license rights applicable to all Assays, Compounds, Products, and Targets in existence immediately prior to the closing of such transaction shall continue without modification, except that the license granted to the LLC in Section 11.1(a): (i) shall continue perpetually on a nonexclusive basis, subject to the modification set forth in the following sentence, and (ii) may be sublicensed by the LLC to Exelixis and its Affiliates (but not to any Third Party). The license from Bayer to the LLC shall be modified to exclude any license under Third Party technology licensed to Bayer and sublicensed to the LLC pursuant to Section 11.1(a) and the right to use the Bayer Pesticides. Rights with respect to Targets, assays, compounds and products arising from the activities of the Parties under this Agreement shall not be affected by reason of the acquisition by Exelixis, except to the extent that the Research Term shall then be deemed to have ended as of such closing and, accordingly, the duration of certain provisions of this Agreement will be affected.

  14.6 Acquisition Of The LLC By A Third Party. The Operating Agreement requires the approval of Exelixis and Bayer prior to the merger or acquisition of the LLC by a Third Party. In the event of such a merger or acquisition, Exelixis, Bayer and the acquiring Third Party may mutually agree to amend this Agreement. If no such mutual agreement is reached, the Research Term will terminate upon the closing of such merger or acquisition.

  14.7 Termination and Dissolution of the LLC. Under certain circumstances set forth in Section 12.1 of the Operating Agreement, Exelixis or Bayer has the right to terminate and dissolve the LLC. In the event that such termination and dissolution occurs, the Research Term

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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shall terminate and the terms set forth in Section 14.2 of this Agreement and
12.5 of the Operating Agreement shall apply.

15.  Representations & Warranties

     15.1    Representations and Warranties of Exelixis.

             (a) Exelixis is duly organized and validly existing and in good standing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

             (b) Exelixis is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

             (c) As of the Effective Date, Exelixis [ * ].

             (d) Subsequent to the Effective Date, [ * ].

             (e) Exelixis [ * ]. Exelixis has the rights necessary to grant the licenses from Exelixis to LLC which are set forth in this agreement.

             (f) Exelixis has determined that as of the Effective Date the value of the exclusive licenses acquired by Exelixis under this Agreement and the Operating Agreement does not exceed [ * ].

     15.2    Representations and Warranties of Bayer.

             (a) Bayer is duly organized, validly existing and in good standing under the laws of Indiana and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

             (b) Bayer is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

             (c) Bayer has the rights necessary to grant the licenses from Bayer to LLC which are set forth in this agreement.

             (d) Bayer ha s the rights necessary to grant the licenses set forth herein to (i) [ * ] and (ii) [ * ].

             (e) Bayer has [ * ].

             (f) Bayer has determined that as of the Effective Date the value of the exclusive licenses acquired by Bayer under this Agreement and the Operating Agreement does not exceed [ * ].

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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16.  Miscellaneous

     16.1    Dispute Resolution. The dispute resolution procedures set forth in
Article 17 of the Operating Agreement shall apply to all disputes between the Parties under this Agreement.

     16.2    Confidentiality. The confidentiality provisions set forth in
Article 18 of the Operating Agreement shall apply to all Confidential Information disclosed by one Party to another Party under this Agreement.

     16.3 Performance By Affiliates. The Parties recognize that portion of this Agreement may be performed by Affiliates of Bayer or Exelixis, and that Products may be commercialized by such Affiliates under appropriate agreements. Each of Bayer and Exelixis hereby guarantees that any of its Affiliates which participates in the performance of this Agreement or the commercialization of Products will comply with the terms and conditions of this Agreement. In the event of any dispute between Bayer or Exelixis and an Affiliate of such other Party arising from or related to this Agreement, such dispute may be brought directly against such other Party under this Agreement without any obligation to first seek to resolve such dispute or exhaust remedies with respect to such Affiliate.

     16.4 Limitation of Liability. EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE 13, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. For clarification, the foregoing sentence shall not be interpreted to limit or to expand the express rights specifically granted in the sections of this Agreement, including without limitation Article 12.

     16.5 Entire Agreement; Amendment. This Agreement, together with Exhibit A (which the Parties shall agree upon [ * ] and shall append to this Agreement), sets forth the agreement among the Parties with respect to the specific subject matter hereof, and, except as otherwise set forth herein, supersedes and terminates all prior representations, agreements and understandings among the Parties regarding the subject matter hereof. No alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless in writing and signed by an authorized signatory of each Party.

     16.6 Assignment. Subject to the terms of the Operating Agreement, no Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties, except that
(a) a Party may make such an assignment without the other Parties' consent to an Affiliate or to a successor to all or substantially all of the related business assets of such Party relating to this Agreement, whether by way of a merger, sale of stock, sale of assets or other similar transaction; and (b) each of Bayer and Exelixis may contract to Third Parties any of its marketing and sales rights with respect to Products, and such contracts shall not be considered assignment of rights and obligations as provided above.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  16.7    Notices. All notices, requests, consents and other communications hereunder to any Party will be deemed to be sufficient if contained in a written instrument delivered in person, including delivery by recognized express courier, fees prepaid, or sent by facsimile transmission or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, in each case addressed as set forth below, or to such other address as may hereinafter be designated in writing by the recipient to the sender pursuant to this Section 16.7. All such notices, requests, consents and other communications will be deemed to have been received in the case of personal delivery, including delivery by express courier, on the date of such delivery; in the case of facsimile transmission, on the date of transmission; and in the case of mailing, on the third day after deposit in the U.S. mail, proper postage prepaid.

If to Exelixis:     Exelixis Pharmaceuticals, Inc.
                    260 Littlefield Avenue
                    South San Francisco, CA 94080
                    Attention: Chief Executive Officer
                    Facsimile: 650-825-2205

With a copy to:     Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306
                    Attention: Robert L. Jones
                    Facsimile: 650-857-0663

If to Bayer:        Bayer Corporation
                    8400 Hawthorne Road
                    Kansas City, MO 64120-0013
                    Attention: William G. Ferguson, Vice President and
                    Assistant General Counsel
                    Facsimile:  816-242-2739

With a copy to:     Heller Ehrman White & McAuliffe
                    525 University Avenue
                    Palo Alto, CA 94301
                    Attention: Bruce W. Jenett
                    Facsimile: 650-324-0638

If to the LLC:      GenOptera LLC
                    c/o Exelixis Pharmaceuticals, Inc.
                    260 Littlefield Avenue
                    South San Francisco, CA 94080
                    Attention: Chief Executive Officer of GenOptera LLC
                    Facsimile: 650-825-2205

  16.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provisions will be enforced to the maximum extent possible under applicable law and the remainder of such provisions will be excluded from

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

this Agreement, and the balance of this Agreement will be interpreted as if such provisions or portion(s) thereof were so excluded and will continue to be enforceable in accordance with its terms.

  16.9 Force Majeure Events. Except as otherwise provided herein, no Party will be in breach of this Agreement, or liable to the other Parties, for any loss, damage, detention, delay or failure of performance to the extent such loss, damage, detention, delay or failure is caused by a Force Majeure Event provided that the Party claiming excuse uses its commercially reasonable efforts to overcome the same. In the event of a Force Majeure Event, the obligations of the affected Party will be suspended as long as such Force Majeure Event continues.

  16.10 Hardship. If, during the period of this Agreement, performance of this Agreement should lead to unreasonable hardship for one Party taking the interests of all Parties into account, the Parties will endeavor to agree in good faith to amend this Agreement in view of such circumstance.

  16.11 Electronic Data Interchange. If the Parties elect to facilitate their activities hereunder by electronically sending and receiving data in agreed formats (also referred to in general usage as Electronic Data Interchange or EDI) in substitution for conventional paper-based documents, the terms and conditions of this Agreement will apply to such EDI activities and communications as if such EDI communication, and as if such communication were sent by facsimile.

  16.12 Counting Of Time. Whenever days are to be counted under this Agreement, the first day will not be counted and the last day will be counted, such that if a notice is delivered on a Monday to one Party, for example, with a five (5) day reply period hereunder, the reply must be sent to the sending Party (not received by such sending Party) by such recipient member no later than 11:59 a.m. local time for the sender, on the Saturday next following such Monday.

  16.13 Certain Third Parties. Except with respect to the rights of certain Persons to be indemnified pursuant to Article 13 of this Agreement, which Persons are intended as third party beneficiaries of their respective rights be indemnified as set forth therein, able to enforce their respective rights to such indemnification as if they were a party hereto, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

  16.14 No Grant Of Rights. Except as specifically stated herein, no Party grants to any other Party hereto any rights or license to any intellectual property rights or other rights of the first Party.

  16.15 Captions. The captions to Sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

  16.16 Costs And Attorneys' Fees. Except as otherwise provided in Article 11 of the Operating Agreement, including the definition of "Damages" under Section
1.21 of the

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Operating Agreement, if any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing Party will recover all of such Party's reasonable fees and costs of attorneys incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

  16.17 Expenses. Except as otherwise provided in this Agreement (a) all expenses incurred by a Party in connection with its obligations under this Agreement will be borne solely by such Party, and (b) each Party will be responsible for appointing its own employees, agents and representatives, who will be compensated by such Party.

  16.18 Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement will not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

  16.19 Disclaimer of Agency. This Agreement will not render any Party the legal representative or agent of another, nor will any Party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement or except as may be expressly agreed in advance in writing by the Party to be bound.

  16.20 Further Assurances. The Parties will execute and deliver any further instruments or documents and perform any additional acts that are or may become necessary to carry out the purposes and intent of this Agreement.

  16.21 Binding Effect. This Agreement will be binding on and inures to the benefit of each Party and its respective transferees, successors, assigns and legal representatives.

  16.22 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original and all of which will constitute together the same document. This Agreement, which Bayer and Exelixis executed on December 15, 1999, shall become effective upon execution by the LLC.

  16.23 Governing Law. The law of the State of California, excluding that body of law known as conflict of laws, will be the applicable substantive law for all matters involving this Agreement, except those governed by federal law, which will apply to such other matters.

  16.24 Official Language. The official text of this Agreement and any appendices, Exhibits hereto, will be made, written and interpreted in English. Any notices, accounts, reports, documents, disclosures of information or statements required by or made under this Agreement, whether during its term or upon expiration or termination thereof, will be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference will be made only to this Agreement as written in English and not to any other translation into any other language.

  16.25 Internal Section References. All references in this document to Sections are to Sections hereof except as otherwise indicated.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

















[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     In Witness Whereof, the Parties hereto have duly executed this Agreement as of the date first above written.

Exelixis Pharmaceuticals, Inc.              Bayer Corporation


By:  /s/ George Scangos                     By:  /s/ Emil E. Lansu
     -------------------------------             ------------------------------

Name:  George Scangos                       Name:  Emil E. Lansu
     -------------------------------             ------------------------------
Title:  President & CEO                     Title:  Executive Vice President
      ------------------------------              -----------------------------

GenOptera LLC


By:  /s/ Frank F. Reuscher
   ---------------------------------

Name:  Frank F. Reuscher
     -------------------------------

Title:  Chief Executive Officer
      ------------------------------

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                                   Exhibit A

                                     [ * ]

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                            COLLABORATION AGREEMENT
                                     AMONG

                        EXELIXIS PHARMACEUTICALS, INC.,

                            BAYER CORPORATION, AND

                                 GENOPTERA LLC







                          DATED AS OF JANUARY 1, 2000




[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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